EXHIBIT 10.39


                                BRIN-MAR L.L.P.,
                        a California limited partnership

                                       and



                       ISLAND PACIFIC SYSTEMS CORPORATION,



                            a California corporation
                                   ("Tenant")
                            NEWPORT GATEWAY - TOWER I
                                   Suite 1200
                            19800 MacArthur Boulevard
                            Irvine, California 92715






                             DATED: March 29 ,1995

THE DELIVERY OF THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO LEASE, OR A RESERVATION OF, OR OPTION FOR, THE PREMISES. THIS DOCUMENT SHALL BECOME EFFECTIVE AND BINDING ONLY UPON EXECUTION AND DELIVERY HEREOF BY LANDLORD. NO ACT, OMISSION OR STATEMENT OF ANY EMPLOYEE OR AGENT OF LANDLORD OR OF LANDLORD'S BROKER SHALL ALTER, CHANGE OR MODIFY ANY OF THE FOREGOING.

2.4         ANNUAL BASIC Rent                                          1
25          Monthly Rental Installments                                2
2.6         Tenant's Proportionate Share                               2
2.7         Base Year                                                  2
2.8         Security Deposit                                           2
2.9         Permitted Use                                              2
2.10        Tenant's Broker                                            2
2.11        Addresses for Notices                                      2
2.12        Parking Spaces                                             3
2.13        Initial Monthly Parking
            Structure Rent                                             3
2.14        Guarantor                                                  3
3.          TERM                                                       3
3.1         Term                                                       3
3.2         Commencement Date                                          3
3.3         Use and Occupancy Prior to Commencement Date               3
3.4         Holding Over                                               3
4.          BASIC RENT                                                 4
4.1         Basic Rent                                                 4
4.2         No Rent Bills                                              4
5.          ADDITIONAL RENT                                            4
5.1         Additional Rent                                            4
5.2         Tenant's Audit Rights                                      5
5.3         Tenant's Taxes                                             5
5.4         Recovery of Rent                                           5
5.5         Definitions                                                5
6.          SECURITY DEPOSIT                                           7
6.1         Security Deposit                                           7
6.2         Transfers of Security Deposit                              7
7.          USE AND OCCUPANCY                                          7
7.1         Use                                                        7
7.2         Compliance with Law                                        8
7.3         Laws Concerning Alterations                                8
7.4         Hazardous Materials                                        8
8.          PARKING                                                    9
8.1         Parking Spaces and Monthly Charges                         9
8.2         Indemnity                                                  9
8.3         Disclaimer of Liability                                    9
8.4         Assignment/Subleasing of Parking Spaces                    9
8.5         Parking Cards                                              9
9.          IMPROVEMENTS AND ALTERATIONS                               9
9.1         Landlord's Right to Perform Additional Construction       10
9.2         Tenant Alterations                                        10
9.3         Liens and Encumbrances                                    10
9.4         Removal of Improvements and Fixtures                      11
9.5         Signs                                                     11
10.         UTILITIES AND SERVICES                                    11
10.1        Landlord's Obligations                                    11
10.2        Electricity                                               12
10.3        Additional Services                                       12
10.4        Interruption of Utilities and Services                    13


                                       i
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13
13.1        Tenant's Insurance                                        15
13.2        Requirements                                              15
13.3        Limitation of Landlord's liability                        16
13.4        Indemnification of Landlord                               16
13.5        Waiver of Subrogation                                     16
14.         EVENTS OF DEFAULT AND REMEDIES                            16
14.1        Events of Default                                         16
14.2        Remedies                                                  17
14.3        Late Charges, Interest and Repeated Delinquency           17
14.4        Damages
14.5        Definition of Worth at the Time of Award
14.6        Reentry                                                   --
14.7        Reletting                                                 18
14.8        Payment by Tenant Upon Termination                        19
14.9        Termination of Agreements                                 19
14.10       Waiver by Tenant                                          19
14.11       Default by Landlord                                       19
15.         ASSIGNMENT AND SUBLETTING                                 19
15.1        Prohibition                                               19
15.2        Procedures                                                19
15.3        Assumption of Obligations                                 20
15.4        No Waiver                                                 20
15.5        Surrender and Change of Control                           20
15.6        Options Not Assignable                                    21
16.         ADDITIONAL PROVISIONS                                     21
16.1        Relocation of Premises                                    21
16.2        Subordination and Attornment                              21
16.3        Estoppel Certificates                                     22
16.4        Inspection and Access to the Premises                     22
16.5        Unavoidable Delay                                         22
16.6        Waiver                                                    22
16.7        Demolition and Renovation                                 22
16.8        Recordation                                               22
16.9        Entire Agreement                                          23
16.10       Notices                                                   23
16.11       Interpretation                                            23
16.12       Extent of Lease Obligations                               23
16.13       Brokers                                                   23
16.14       Payments                                                  23
16.15       Time of Essence                                           23
16.16       Applicable Laws                                           23
16.17       Waiver of Jury Trial                                      23
16.18       Attorneys' Fees                                           24
16.19       Relationship of Parties                                   24
16.20       Waiver                                                    24
16.21       Partial Invalidity                                        24
16.22       Construction of Lease Provisions                          24
16.23       Quiet Enjoyment                                           24
16.24       Limitation on Liability                                   24
16.25       Tenant as Partnership or Corporation                      24
16.26       Sale of Building or Property                              25
16.27       Signage                                                   25
16.28       Exhibits                                                  25

         A. LANDLORD IS ~Vrltr"wv "Property"); and

         B. Tenant desires to enter into a. lease with Landlord for certain office space in the building located on the Property, upon the terms, conditions and covenants hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing recitals, and the terms, covenants and agreements set forth below, the sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:


                                    ARTICLE 1
                                LEASE OF PREMISES


         Landlord hereby leases to Tenant and Tenant hereby leases and hires from Landlord, without representation or warranty, express or implied, those certain premises (the "Premises") described in Section 2.1 hereof located in that certain office building (the "Building") at 19800 MacArthur Boulevard, in the City of Irvine, County of Orange, State of California. Tenant shall also have the non-exclusive right, in common with others, to use common entrances, lobbies, elevators, stairs, serviceways and other common areas in and adjacent to the Building (the "Common Areas"), provided, however, that Tenant shall have no right to use any fire escapes except during a fire alarm or a fire or other emergency. The Property, Premises, Building, and Common Areas, together with all present and future improvements, additions and changes thereto and the adjacent parking structure (the "Parking Structure") are hereinafter collectively - referred to as the "Project".

         Tenant hereby acknowledges and agrees that the Project is located in the City of Irvine, California and that the Project name, "Newport Gateway" is recognized as merely being a tradename used by Landlord and does not constitute a representation by Landlord of the current or future city in which the Project is or shall be situated


                                   ARTICLE 11
                             BASIC LEASE PROVISIONS

         This Article contains the basic business terms of this Lease (the "Basic Lease Provisions"). If there is any conflict between any of the Basic Lease Provisions and any of the other provisions of this Lease, such' other provisions shall govern and prevail.


         2.1 Premises: The Premises are outlined on the diagram attached hereto as Exhibit "B" and are located on the twelfth 12th floor of the Building in Suite 1200.

         2.2 Term: ten 10 years and zero 0 months. Section 3.1)

         2.3 Target Commencement Date: July 1. 1995. Section 3.2)

         2.4 Commencement Date: As defined in Section 3.2 and subject to adjustment as provided in


* Rentable Square Footage shall be determined by establishing the Usable Square Footage of the Premises in accordance with the Method for Measuring Floor Area in Office buildings, ANSI Zb5.1-1980 and then multiplying the Usable Square Footage by a "load factor" of 1.134, The Rentable Square Footage shall be subject to adjustment for final field measurements or corrected area computations as may be established by Landlord's Space Planner, and the Total Monthly Rental Installments shall be adjusted accordingly.


         2.6 Tenant's Proportionate Share: 18.510 rentable square feet divided by 286,130 square feet.

         Section 5.1) 2.7 Base Year: 1995. Section 5.1)

         2.8 Security Deposit: $ 38.278.68, subject to adjustment as provided in
Section 6.

         2.9 Permitted Use: Office and administration use. Article 7)

         2.10 Tenant's Broker: Cushman and Wakefield of California, Inc..

         Landlord's Broker: COMPASS Management and Leasing, Inc., Section 6.13

         2.11 Addresses for Notices S action 16.10
                 Tenant: After the Commencement Date, to the Premises and to:
                               St. Peter & Cooper
                               3 Embarcadero Center
                               Suite 2900
                               San Francisco, CA 94111
                               Attention: Joan Cullin
                               Prior to the Commencement Date:
                               12 Corporate Plaza
                               Newport Beach, CA 92660

         Landlord: The Equitable Life Assurance Society of the United States One Bush Street, Suite 1200 San Francisco, California 94104 Attention:
         Asset Manager - Prime Property Fund


                                      -2-

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         2.12 (A) PARKING SPACES

         2.13 Initial Monthly Parking Structure rent Rent:

              $ 50.00 per unreserved space.
              $125.00 per reserved space.

         5 reserved spaces. See Rider "Page 3-A"

         The rate for Parking Structure Rent is subject to adjustment pursuant to Section 8.1.

         2.14 Guarantor:

                                   ARTICLE III

         3.1 TERM. The term of this Lease (the "Term") shall be for the period set forth in Section 2? commencing on the Commencement Date (as defined in ion
 .2) and ending as of midnight on the last day of such period (the "Expiration Date"), unless terminated earlier as provided herein.

         3.2 COMMENCEMENT DATE.

                  (a) Except as provided in Section 3.2 b below, the Commencement Date shall be deemed to be the date Landlord delivers to Tenant written notice of substantial completion by Landlord of the Tenant Improvements (as defined in Exhibit E) and Rent shall commence to accrue as of said date. Landlord and Tenant shall execute and deliver a memorandum in the form of Exhibit "C" attached hereto setting forth the actual Commencement Date and Expiration Date of the Term within five (5) days after Landlord's delivery of said notice to Tenant. The failure of Landlord to deliver possession of the Premises to Tenant on the Target Commencement Date shall not affect the validity of this Lease, the Expiration Date or the obligations of Tenant hereunder and shall not be construed to extend the Term of this Lease and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.

                  (b) Notwithstanding any other provision of this Lease, if Landlord is delayed in delivering possession of the Premises to Tenant by reason of any act or omission of Tenant, including without limitation any act or omission deemed a "Tenant Delay" pursuant to Exhibit "E" attached hereto, then the Commencement Date shall be deemed to be the date that the Premises would have been tendered by Landlord to Tenant in the absence of the Tenant Delay and Rent shall commence to accrue as of said date, but the Expiration Date shall remain unchanged.

         3.3 Use AND OCCUPANCY PRIOR TO COMMENCEMENT DATE. If Tenant shall for any reason use or occupy the Premises in any way prior to the Commencement Date, then during such prior use or occupancy Tenant shall be a tenant of Landlord and shall be subject to the covenants and agreements set forth in this Lease other than provisions pertaining to the payment of Basic Rent or Additional Rent. Nothing herein shall be construed as Landlord's consent to Tenant's use or occupancy of the Premises for any reason prior to the Commencement Date.

         3.4 HOLDING OVER. If at the expiration of the Term or any earlier termination of this Lease, Tenant shall remain in possession without the written agreement of Landlord or in circumstances where a tenancy would be created by implication of law or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but Tenant shall be deemed to be a monthly tenant only and SHALL PAY THE GREATER OF: (i) one and one-half times the Rent (as defined in Section 5.4) payable for the last full month of the Term, Building and otherwise upon and subject to the same terms and conditions as herein contained, except for any provisions for renewal and tenant improvement allowances. No provision of this Section 3.4, and no action of Landlord, including without limitation the acceptance of any Rent by Landlord for periods other than monthly periods, shay be deemed to extend this Lease or shall be deemed to be consent by Landlord to any holding over by Tenant. Tenant shall indemnify and defend by counsel acceptable to Landlord and hold Landlord harmless from and against any and all, losses, costs, damages, liabilities, claims and expenses 10ceau T.T t,~ 4rn M_ Tenant shall pay monthly rent for each unreserved parking space in the amount set forth in Section 2.13 above.

         (c) Notwithstanding anything to the contrary contained herein, during the Term of this Lease, Landlord shall abate Seventy Five anal 00/100 Dollars ($75.00) per stall per month for Tenant's reserved parking spaces, as set forth in Section 2.12 a above, provided Tenant is not in a Monetary Default under any of the terms and conditions of this Lease. In the event that Tenant at any time is in Monetary Default under the terms and conditions of this Lease, such reserved parking rent abatement shall cease for (i) the duration of the Monetary Default or (ii) one (1) month, whichever is greater and Tenant shall pay monthly rent for each reserved parking space in the amount set forth in Section 2.13 above.

         SECTION 3.2 COMMENCEMENT DATE (CONTINUED)

         (c) Notwithstanding anything to the contrary contained in Section and .W above, Tenant acknowledges that Area 1230, as shown in Exhibit B attached hereto, is currently subject to a lease (the "Existing Lease") to an occupant other than Tenant and may not be available for occupancy on the Commencement Date. Landlord and Tenant agree that the target commencement date for Area 1230 is September 1, 1995. Landlord and Tenant acknowledge and agree that during the period commencing on the Commencement Date through the date that Landlord tenders Area 1230 to Tenant following (i) the expiration OF the Existing LEASE AND (ii) the substantial completion of any Tenant Improvements relating to Area 1230, the Base Rent shall be reduced by $79.76 per day.

         (d) Notwithstanding the foregoing, in the event that Landlord is unable to deliver the Premises, including area 1230, to Tenant within forty five (45) days following the Target Commencement Date (the "Penalty Date"), which date shall be extended for force majeure or for Tenant Delay (as defined in Exhibit E including, but not limited to, failure of Tenant to (i) execute and deliver this Lease to Landlord by March 17,1995, or (ii) deliver to Landlord an approved pricing plan by March 17, 1995, or (iii) approve and deliver to Landlord construction documents by April 5,1995, then, Tenant shall be entitled to receive an amount (the "Penalty Amount") equal to the lesser of (i) Fifty and No/00 Dollars ($50.00) for each day beyond the Penalty date that Landlord is unable to deliver the Premises to Tenant, or (ii) Tenant's actual rent penalties paid in holdover rent, which is in excess of Tenant's existing base rent pursuant to the certain Section 20 of the Lease dated December 22, 1989 at 12 Corporate Plaza and Section 18 of the Lease dated June 9, 1994 at 13 Corporate Plaza, Newport Beach. The Penalty Amount shall be credited against all rent payable by Tenant to Landlord at such time as rent becomes due.

deduction or offset every year during we term THE ANNUAL BASIC RENT. Annual re ant shall be paid monthly, in advance, in equal installments ("Monthly Rental Installments") of the amount set forth in Section 2.5, commencing on the Commencement Date and continuing on the first day of each month thereafter during the Term, except (that the Monthly Rental Installment for the first month of the Term shall be paid by Tenant to Landlord upon execution of this Lease by Tenant. If the Commencement Date is a day other than the first or last day, respectively, of a calendar month, then the Basic Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the number of days in that calendar month, and such amount shall be paid upon the execution of this Lease and applied toward the Basic Rent due for such first partial month.

         4.2 No Rent Bills. Notwithstanding anything in this Article 4 to the contrary, all Monthly Rental Installments shall be due and payable on the first day of each calendar month whether or not Landlord shall have given Tenant any prior written notice or bill with respect thereto, and Landlord shall have no obligation whatsoever to give Tenant any written notice or bill with respect to any Monthly Rental Installment.

                                    ARTICLE V
                                 ADDITIONAL RENT


         5.1 Additional Rent. (a) Tenant shall, without deduction or offset, pay the following to Landlord every year during the Term (collectively, "Additional Rent"): (a) Tenant's Proportionate Share (defined in Section 2.6 of the excess of the amount of Landlord's Taxes (defined in Section 5.5 b below) in each Fiscal Period (defined in Section 5.1 b below) over Landlord's Taxes in the Base Year (defined in Section 2.7), (ii) Tenant's Proportionate Share of the excess of the amount of Operating Costs (defined in Section 5.5 c below) in each Fiscal Period over the Operating Costs in the Base Year. If in any Fiscal Period Landlord's Taxes are less than Landlord's Taxes in the Base Year, no Additional Rent shall be payable for such Fiscal Period with respect to Landlord's Taxes, and Tenant shall not be entitled to any rebate, credit or refund against any amounts due under this Lease as a result of such underage. If in any Fiscal Period Operating Costs are less than Operating Costs in the Base Year, no Additional Rent shall be payable for such Fiscal Period with respect to Operating Costs, and Tenant shall not be entitled to any rebate, credit or refund against any amounts due under this Lease as a result of such underage.

         (b) As used herein, the term "Fiscal Period" shall mean each period of twelve (1 2) calendar months commencing on January 1 and ending on December 31, and any portion of any such twelve (12) calendar month period included in the Term.

         (c) Landlord shall advise Tenant in writing of Landlord's reasonable estimate of the Additional Rent payable by Tenant for each Fiscal Period included in the Term. Tenant shall pay Additional Rent based on Landlord's estimate in equal monthly installments due in advance concurrently with Tenant's payment of Basic Rent. From time to time, Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Period and shall advise Tenant in writing of such re-estimate and monthly installments for the remaining balance of such Fiscal Period based on such re-estimate. After the end of each such Fiscal Period, Landlord shall submit to Tenant a statement of the actual Additional Rent payable for such Fiscal Period (which may be in separate statements for Operating Costs and Taxes) h and the amounts by which Additional Rent payable by Tenant differs from the aggregate installments of `, Additional Rent paid by Tenant for such Fiscal Period. Within thirty (A days after the submission of such i statement, Tenant shall pay to Landlord any amount by which the Additional Rent payable by Tenant with respect to such Fiscal Period or portion thereof exceeds the aggregate of the Additional Rent actually paid by Tenant for such Fiscal Period, or Landlord shall credit against Additional Rent next coming due any amount by which the Additional Rent payable is less than the aggregate of the Additional Rent actually paid by Tenant for such Fiscal Period. Within one hundred twenty (120) days after the expiration of the Fiscal Period in which the Term expires, Landlord shall pay to Tenant a sum equal to any credit due Tenant, or Tenant shall pay to Landlord a sum equal to any Additional Rent owed Landlord, as the case may be. The provisions of this Section 5.1 c shall survive the expiration or any earlier termination of this Lease. Landlord's Taxes for the Base Year and Operating Costs for the Base Year shall be prorated for purposes of calculating overpayments and underpayments of Landlord's Taxes and Operating Costs for any Fiscal Period included in the Term which is less than one year.

COM09 c , to be five percent (5%) less than the an Count of Additional Rent for the same Fiscal Period set forth in the statement submitted TO TENANT BY LANDLORD IN WHICH EVENT LANDLORD SHALL PAY FOR the audit. Any such audit shall occur only in such offices and such location at the Building as Landlord shall designate. The amount of Additional Rent payable by Tenant to Landlord shall be appropriately adjusted on the basis of such audit and, if the audit shows that Landlord has overcharged Tenant, Landlord shall credit such overcharge against the next installment of Additional Rent coming due hereunder,

         5.3 TENANT'S TAXES. Tenant shall pay prior to delinquency all Taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises, as well as any Taxes attributable to the income, business, occupancy or sales of Tenant or any other occupant of the Premises. If the assessed value of the property of Landlord is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, or of the business, income, occupancy or sales of Tenant nor any other occupant of the Premises, Tenant shall pay Landlord all such increases within thirty (30) days after written demand by Landlord (or the proportion thereof resulting from said increase and assessment). If Landlord's Taxes on the Property or the Building are increased as a result of Tenant Improvements (as defined in Section 9.2 below) or Tenant Alterations (as defined in Section 9.2 below), Tenant shall pay all such increases to Landlord within thirty (30) calendar days after written demand from Landlord. Upon Landlord's request from time to time, Tenant shall deliver to Landlord receipts for payment of all the Taxes paid by Tenant pursuant to this
Section 5.3 and shall furnish such other information in connection therewith as Landlord may reasonably require.

         5.4 Recovery of Rent. Basic Rent and Additional Rent and all other sums payable by Tenant under this Lease (collectively, "Rent") shall be deemed to be and shall be treated as rent and shall be payable and recoverable as rent, and Landlord shall have all rights against Tenant for default in any payment of Additional Rent or such other sum as in the case of non-payment of Basic Rent.

         5.5 DEFINITIONS. As used in this Lease: 'Taxes" shall mean all taxes, rates, duties, levies, fees, charges, local improvement rates, and assessments and reassessments, imposed, assessed, levied or charged by any municipal, regional, state, provincial, federal, or other governmental body, corporation, authority, agency or commission, provided that 'Taxes" shall not include: (i) any special utility levies, fees or charges imposed, assessed, levied or charged which are directly associated with initial construction of the Project, (ii) inheritance, estate or income taxes or other taxes measured by net income unless the same shall be imposed in lieu of Taxes; and (iii) any documentary transfer tax imposed by the City of Irvine or the County of Orange arising from the use or occupancy of space within the Building. In the case of special taxes or special assessments which may be payable in installments, only the amount of each installment paid during a Fiscal Period shall be included in Taxes for that Fiscal Period. The amount of Taxes attributable to any Fiscal Period shall be the amount of Taxes payable in such Fiscal Period, notwithstanding that in each case the assessments for such Taxes may have been made for a different Fiscal Period than in the Fiscal Period in which they are payable.

         (b) "Landlord's Taxes" shall mean the aggregate of all Taxes payable by Landlord with respect to the Project and shall include, without limitation, any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but shall exclude: (i) "Tenant's Taxes" (as hereinafter defined); (ii) any taxes paid by any other tenant of the Building pursuant to
Section 5.3 above, and (iii) such taxes as a ital. gains taxes rarnior excess profit taxes to the extent such taxes are not s a' a it levied in lieu of any of the foregoing. Landlord may, in s discretion, allocate certain portions or ccom ts om of the Landlord's Taxes exclusively to the Building or to any other building located in the Project, as Landlord deems necessary in order to f Landlord's Taxes shall not include any amounts payable by Tenant pursuant to
Section 5.3 (collectively "Tenant's Taxes") or payable by other tenants of the Building pursuant to the provisions of their leases obligating them to pay real property taxes attributable to improvements to their respective premises. If the Building has not been assessed as a completed and fully occupied Building for any Fiscal Period, Landlord's Taxes will be determined by Landlord as if the Building had been assessed as a completed and fully occupied building for any such Fiscal Period.

         (c) "Operating Costs" shall mean all costs incurred or which will be incurred by Landlord in connection with the maintenance, operation and administration of the Project. In calculating Operating Costs for the Base Year and any Fiscal Period, if less than ninety-five percent (95%) of the cost of water and sewer charges; cost of electricity, fuel or other forms of energy which are not separately metered and recovered or paid by tenants; cost of insurance maintained by Landlord and cost of any deductible amount paid by Landlord in connection with a claim made under such insurance; cost of Building office expenses, including, without limitation, telephone, stationery and supplies; costs of all elevator and escalator maintenance and operation; costs of all Building personnel, including, without limitation, salaries, wages and fringe benefits; cost of providing security; cost of providing janitorial services, window cleaning, and garbage removal; cost of supplies and materials; cost of decoration of Common Areas; cost of landscaping; (xiii) management fees;
(xiv) consulting engineering fees; (xv) cost of replacements, unless otherwise included under Operating Costs under subsection (xvi), and cost of repair; (xvi) cost of each "Major Expenditure" (as hereinafter defined) as amortized over the period of Landlord's reasonable estimate of the economic fife of the Major Expenditure, but not to exceed fifteen years, using equal monthly installments of principal and interest at two points over the then current. reference rate of Bank of America National Trust & Savings Association per annum compounded semi-annually, but in no event to exceed the then maximum rate allowed by applicable usury law. As used herein "Major Expenditure" shall mean any expenditure incurred during or subsequent to the Fiscal Period in which the Lease commences for replacement of machinery, equipment, systems or facilities used in connection with the Project, or for modifications or additions to the Project if one of the purposes of such modification or addition is to reduce energy consumption or Operating Costs or was required by governmental regulation; provided, however, that " major expenditure made the-pfejaet; and costs and expenses incurred by Landlord in good faith in contesting or appealing Landlord's Taxes. (d) Operating Costs shall not include the following:
(a) interest on debt and repayment of debt;

         6.1 Security Deposit (a). Upon Tenant's execution of this Lease,
Tenant shall pay to Landlord the sum set forth in Section 2.8 as security for the payment by Tenant of any and all present and future debts and liabilities of Tenant to Landlord and for the performance by Tenant of all of its obligations arising under or in connection with this Lease (the "Security Deposit"). The Security Deposit may be increased pursuant to Section 14.3 below. Landlord shall not be required to keep the Security Deposit separate from its general funds and shall not be deemed to hold the Security Deposit in trust for Tenant and Tenant shall not be entitled to interest thereon. If Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises following a default by Tenant. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount, sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so within ten (10) days shall constitute a default hereunder by Tenant.

         6.2 Transfers of Security Deposit. If Landlord conveys, assigns or otherwise disposes of its interest in this Lease, Landlord shall deliver or credit the Security Deposit to its successor and shall give Tenant notice thereof as required by the California Civil Code Section 1950.7 or any successor statute, and thereafter Landlord shall have no liability to Tenant to repay the Security Deposit to Tenant. Subject to the foregoing and to Tenant not being in breach of any obligation under this Lease, Landlord shall repay the Security Deposit, or any balance thereof, to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder and Landlord shall have no liability in respect thereof if said assignee shall fail to deliver the same to Tenant or other person or persons entitled thereto) without interest within thirty (30) days following the expiration or earlier termination of this Lease, provided that all debts, liabilities and obligations of Tenant hereunder have been satisfied. To the extent such debts, liabilities and obligations have not been satisfied, Tenant shall remain fully liable to Landlord for their payment and/or performance.

                                   ARTICLE VII
                                USE AND OCCUPANCY

         7.1 Use. Tenant shall:

         (a) use the Premises only for the purposes specified in Section 2.9 and not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

         (b) not commit or permit any waste, injury or damage to the Property including, without limitation, the Tenant Improvements (as defined in Exhibit E and any trade fixture therein, normal wear and tear excepted, any loading of the floors thereof in excess of the maximum degree of loading as determined by Landlord, any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Property or to Landlord;

             (c) not invalidate or cause an increase in the cost of any fire, extended coverage or any other insurance covering the Building or insurance of another tenant of the Building against perils as to which Landlord or such other tenant has insured or which shall cause any policy of insurance on the Project to be subject to cancellation; and (d) observe and perform, and cause its employees, invitees and others over whom Tenant can reasonably be expected to exercise control to observe and perform, the Rules and Regulations contained in Exhibit "D" hereto, and such further and other reasonable rules and regulations and amendments and additions thereto as Landlord may hereafter make and notify Tenant in writing, except that Landlord may not enforce against Tenant any such change or addition that is inconsistent with this Lease unless required by governmental regulation or unless Tenant consents thereto. The imposition of such Rules and Regulations shall not create or imply any obligation of Landlord to enforce them against any *tfier tenant and Landlord shall not be liable to Tenant for violation of any Rules and Regulations or the breach of any provision in any lease by any other tenant or other party in the Building, redecorating vacant space for tenants or other occupants of the Building; Marketing crests including leasing commissions, attorney's fees in connection with negotiation and preparation of leases and related agreement,;

         (viii) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly by Landlord or an independent contractor or a utility, by which are provided to another tenant or occupant of the Building the cost of which is included as Operating Costs;

         (ix) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the building to the extent the overhead and profit increment unreasonably exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis for Class-A Office Buildings;

         (x) Landlord's general corporate overhead and general and administrative expense;

         (xi) Advertising and promotional expenditures, and costs of signs in or on the Building identifying other tenants' signs;

         (xii) Services provided, taxes attributable to, and costs incurred in connection with any retail and restaurant operations unless the square footage attributable to the same are included in the rentable square footage computations of the Building;

         (xvi) Costs incurred in connection with upgrading the Building to comply with handicap, life, fire and safety codes in effect prior to the Commencement Date; Costs arising from earthquake insurance, unless included in the Base Year, or, if subsequently obtained, imputed into the Base Year;

         (xv) Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building;

         (xvi) Costs arising from latent defects in the base, shell or core of the Building or improvements installed by Landlord or repair thereof;

         (xvii) Costs for sculpture, paintings or other objects of art, and;

         (xviii) Costs arising from claims, disputes or potential disputes or potential disputes, in connection with potential or actual claims, litigation or arbitrations pertaining to the Landlord and/or the Building and/or Project.


         (e) Notwithstanding anything to the contrary contained in the Article V, during the initial sixty (60) months of the Term in no event shall Tenant be obligated to pay as Additional Rent in any Fiscal Period any increase in excess of six percent (6%) from the preceding Fiscal Period ("Excess Costs") for those certain Operating Costs line items set forth in Section 5.5 c vii vii@, (xi) and xiii ; provided however, to the extent that such Operating Cost line item increased less than six percent (6%) in any preceding Fiscal Period, (the "Saved Amount," expressed as a Dollar amount), Landlord may include as Additional Rent in the current Fiscal Period such Excess Costs in an amount equal to the Saved Amount. Landlord and Tenant agree the Landlord shall include any unpaid Excess Costs as Additional Rent in future Fiscal Periods until the earlier to occur of
(i) the termination of the term of this Lease or (ii) such Excess Costs are paid as Additional Rent by Tenant.

action against Tenant (whether or not Landlord is a party thereto), that Tenant has violated any law, statute, ordinance or governmental hale, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

         7.3 LAWS CONCERNING ALTERATIONS. If the Building or the Parking Structure should become subject to an earthquake or fire hazard ordinance or law which requires extensive alterations to or demolition of the Premises, the Building or the adjacent parking structure, Landlord may: (a) at its expense comply with such ordinance or law, in which event Tenant agrees to cooperate with Landlord and if necessary remove its personal property and trade fixtures from the Premises as required for such alteration, and Rent shall be abated (to the extent such Rent is covered by business interruption insurance or such similar insurance the proceeds of which are delivered to Landlord) for that portion of the Premises which is rendered unusable until said portion becomes useable; or (b) if Landlord elects to demolish the Building or the Parking Structure, terminate this Lease by giving Tenant ninety (90) days' prior written notice of the termination. Tenant shall, at its sole cost and expense, cause the Premises to comply at all times with the requirements of the Americans With Disabilities Act (the "ADA") (42 U.S.C. f 12181 et se g), the regulations now or hereafter adopted pursuant thereto, and any and all applicable state or local laws, statutes, ordinances, rules and regulations concerning public accommodations for disabled persons now or hereafter in effect. Tenant shall indemnify, defend (with counsel approved by Landlord) and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, reasonable attorneys' fees and disbursements) arising from Tenant's failure to comply with this Section 7.3.

         7.4 HAZARDOUS MATERIALS. Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Materials" (as hereinafter defined) on the Premises:

         (a) Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's satisfaction that such Hazardous Materials: (i) are necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws, statutes, ordinances, rules, regulations, orders, requirements, and policies of any and all governmental agencies and authorities and any fire insurance underwriters applicable to any such Hazardous Materials ("Hazardous Materials Laws") and (ii) do not otherwise, due to the quantity, nature or use of such Hazardous Materials, substantially increase the risk of fire or other casualty to the Premises or the Project.

         (b) To the extent any Hazardous Materials are used, kept, or are present in or on the Premises after the Commencement Date, Tenant shall ensure that all such Hazardous Materials, and all uses thereof, are in full compliance with all Hazardous Materials Laws.

         (c) If Tenant breaches the obligations stated in Sections 7.4 a or 7.4 b above or if the presence of Hazardous Materials on the Premises after the Commencement Date results in contamination of the Premises or the Project, or if Hazardous Materials are otherwise discharged or released from the Premises after the Commencement Date, then Tenant shall indemnify, defend (with counsel approved by Landlord) and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the term of this Lease as a result of such breach, contamination, discharge, or release. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in, on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises after the Commencement Date results in any contamination of the Project, or otherwise results in the release or discharge on, under or from the Premises of Hazardous Materials, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Materials to the Project or to otherwise remove and/or abate the released or discharged Hazardous Materials; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any

Section 25315 of the California Health & Safety Code, and in the regulations adopted and publications promulgated pursuant to them, or any' other federal, state, or local environmental laws, ordinances rules, or regulations concerning the environment, industrial hygiene or public health or safety now in effect or enacted after this date.


                                  ARTICLE VIII
                                     PARKING

         8.1 PARKING SPACES AND MONTHLY CHARGES. Landlord hereby grants to Tenant the right to use the parking spaces (collectively, the "Parking Spaces") shown in Section 2,12 above on a non-exclusive basis in the Parking Structure at the monthly rate PRAVAILIOGFREMTIAO-EA-EIME-DURING-TH6 TERM HEREOF for the ' purpose of the parking of automobiles by Tenant and Tenant's employees, invitees, assignees, subtenants, contractors or licensees ("Tenant's Employees"). Landlord's monthly charges shall be paid monthly in advance on the first day of each month but shall be net of any parking tax or assessment by the authorities m competent jurisdiction not controlled by Landlord, and any such parking taxes or assessments so imposed shall be paid by Tenant on demand by Landlord. The WHOM CHARGES ~TIEH-3~3-AL3EVE:


         8.2 INDEMNITY. Tenant shall defend by counsel acceptable to Landlord, indemnify and hold Landlord harmless from and against any and all losses, costs, liabilities, claims, damages and expenses (including, without limitation, reasonable attorneys' fees and costs) due to or arising out of any act, omission or neglect by Tenant or Tenant's Employees on or about the Parking Structure or due to or arising out of any breach by Tenant of the provisions of this Lease, or such rules as may be established from time to time by Landlord covering the use of the Parking Structure (the "Parking Rules").

         8.3 Disclaimer of Liability. Landlord shall not be liable for any injury or damage to persons using the Parking Structure or any loss, injury or damage to or of automobiles or their contents or any other property in the Parking Structure.

         8.4 Assignment/Subleasing of Parking Spaces. Tenant shall not assign, sublease or license ("Transfer") any of its Parking Spaces to any person or entity without the consent in writing of Landlord, which consent shall not be unreasonably withheld with respect to any subtenant, assignee or licensee whose use of such parking spaces is pursuant to an assignment or subletting of the Premises that shall have been approved by Landlord.

         8.5 Parking Cards. Tenant hereby acknowledges and agrees that all parking cards distributed by Landlord are the property of Landlord and shall be returned to Landlord upon the expiration or earlier termination of this Lease. Upon the expiration or any earlier termination of Tenant's right to use any Parking Spaces, Tenant shall return the parking cards for such spaces to Landlord. Inoperative cards will be replaced at no charge, but lost or broken cards will be replaced at a cost established by Landlord from time, to time.


                                   ARTICLE IX
                          IMPROVEMENTS AND ALTERATIONS


      9.1 Landlord's Right to Perform Additional Construction. Landlord may at any time change, add, alter or repair the Common Areas, or Building or Project, including without limitation, the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, escalators, stairs, toilets, heating, air conditioning, electrical system, plumbing, water systems, Building standard fixtures and window coverings, or other apparatus or part of the Building, and Landlord may change the signs and graphics in or on the Building, and the name, number, address or designation by which the Building is commonly known. Tenant hereby agrees that no such change, addition, alteration or repair shall in any way affect this Lease or cause any abatement of Rent or give Tenant any right or claim for damages of any kind; provided that in the Buil ' or the Project Charged with the cost of any work or materials. Landlord shall not unreasonably withhold its approval to any Tenant Alteratiori provided such Tenant Alteration does not affect any structural portions of the Building and does not affect any utility system or other Building system. Tenant's previous failure to comply with Landlord's reasonable construction requirements for the Building shall be considered sufficient reason for disapproval. In making, erecting or installing any Tenant Alterations, Tenant shall not, without the prior written approval of Landlord, alter or interfere with any installations which have been made by Landlord or others and in no event shall alter or interfere with any window coverings or other light control devices installed. in the Building. Tenant's request for any approval by Landlord hereunder shall be in writing and shall be accompanied by a detailed description of the contemplated work and, where appropriate, working drawings and specifications thereof. If Tenant requires from Landlord drawings or specifications of the Building in connection with Tenant Alterations, Tenant shall pay the cost thereof to Landlord on demand. Any reasonable costs and expenses incurred by Landlord in connection with Tenant Alterations, including, without limitation, the cost of reviewing plans and specifications, faulty work, delay and inadequate clean-up, shall be paid by Tenant to Landlord on demand. All work to be performed by Tenant in the Premises shall be performed by competent contractors and subcontractors approved in writing by Landlord prior to commencement of any work, such approval not to be unreasonably withheld (except that Landlord may require that Landlord's contractors and subcontractors be engaged for any mechanical or electrical work). All such work, including the delivery, storage and removal of materials, shall be scheduled through and shall be subject to the reasonable supervision of Landlord, and shall be performed in accordance with any reasonable conditions or regulations imposed by Landlord including, without limitation, payment on demand of an administrative fee of ten percent (10%) of the cost of the work of Tenant Alterations to Landlord for supervision and administrative costs. Such work shall be completed in a good and workmanlike manner in accordance with the description of the work approved by Landlord and in accordance with all laws, ordinances, regulations and permits. The supervision by Landlord of Tenant's work or work performed by Tenant's independent contractors, agents or employees as aforesaid shall in no event constitute a warranty by Landlord of the work so performed, nor shall Landlord be responsible for or have any liability with respect to such supervision. Copies of required building permits or authorizations shall be obtained by Tenant at its expense and copies thereof shall be provided to Landlord. No locks shall be installed on the entrance doors or in any doors in the Premises that are not keyed to the Building master key system. If Landlord performs any such work for Tenant, Landlord shall charge its then-standard fees.

         9.3 Liens and Encumbrances. In connection with the making, erection or installation of Tenant Alterations and all other work, repair or installations made by or for Tenant in the Premises, Landlord shall have the right and opportunity to record and post notices of non-responsibility with respect to the work, and Tenant shall comply with all the provisions of the mechanics' lien and other similar statutes from time to time applicable thereto (including any proviso requiring or enabling the retention by way of holdback or portions of any sums payable) and, except as to any such holdback, shall promptly pay all accounts relating thereto. Tenant will not create any mortgage, conditional sale agreement or other encumbrance in respect of its Tenant Alterations nor shall Tenant take any action as a consequence of which any such mortgage, conditional sale agreement or other encumbrance would attach to the Project or any part thereof. If any mechanics' or other lien for work, labor, services or materials is asserted against the Project because of any claim against Tenant, whether or not valid or contested, or any such mortgage, conditional sale agreement or other encumbrance shall attach, Tenant shall within ten (10) days after receipt of notice from Landlord procure the discharge thereof, including any certificate of action recorded in respect of any lien. If Tenant fails to do so, Landlord may pursue any of its remedies hereunder for default of Tenant, and may make any payments or take any steps or proceedings required to procure the discharge of any such liens or encumbrances. In such cases, Landlord shall be entitled to be repaid by Tenant on demand for any such payments, and for all costs and expenses in connection with steps or proceedings taken by Landlord, including attorneys' fees. Landlord's right to reimbursement and to payment shall not be affected or impaired if Tenant shall then or subsequently establish or claim that any hen or encumbrance so discharged was without merit or excessive or subject to any abatement, set-off or defense. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against all claims, losses, liabilities; damages, costs and expenses (including, without limitation, reasonable attorneys' fees) which may be incurred by Landlord in any proceedings brought by any person against Landlord alone or with another or others for or in respect of work, labor, services or materials supplied to or for Tenant. As a condition to any consent by Landlord to any Tenant Alteration, Landlord may require payment and performance bonds in form, substance and amounts satisfactory to Landlord.

articles of personal property and all business and trade fixtures, equipment and furniture; and Tenant may, at the times appointed by Landlord and subject to the availability of freight elevators, remove its articles of personal property, business and trade fixtures and furniture and equipment during the Term in the usual and normal course of its business if the same has become excessive for Tenant's purposes or if Tenant is substituting new items therefor.

         (b) In the case of every removal, Tenant shall repair, at the sole cost and expense of Tenant, any damage caused to the Premises or the Project by such installation and removal or, at Landlord's option, shall pay to Landlord all of Landlord's cost of such repair. If Tenant fails to remove such items as specified in Section 9.4(a)(i) above at the expiration or earlier termination of this Lease as Landlord shall direct by written notice as provided above, or any other items Tenant is required to remove at the end of the Term as provided above, Landlord shall have the option, in addition to its other remedies under this Lease, to remove the same from the Premises in any manner that Landlord chooses and to declare to Tenant that the same are the property of Landlord, and Landlord upon such declaration may, without notice to Tenant, store or dispose of such items at private sale without legal process and retain any proceeds of disposition, and Tenant shall be liable to Landlord for any expenses incurred by Landlord in excess of such proceeds, if any, or in the event Landlord does not dispose of such items, Tenant shall be liable to Landlord for any expenses incurred by Landlord in the removal and storage of such items.


         9.5 SIGNS. Upon written request by Tenant, Landlord shall place the name of Tenant or Tenant's trade name on the directory board of the Building and on the main entrance door to the Premises. All signs to be so placed shall be designed by Landlord. Such design and installation shall be at Tenant's sole cost and expense and Tenant shall reimburse Landlord for all reasonable costs of such design and installation upon demand by Landlord. Tenant shall not place any signs, advertisements or notices of any kind whatsoever in, on or about the Premises, Building or Project without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. Without limiting the foregoing, Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Premises, without the prior written consent of Landlord which may be arbitrarily withheld. Tenant, upon request of Landlord, shall immediately remove any sign, advertisement, notice or other display which Tenant has placed or permitted to be placed which, in the opinion of the Landlord, is objectionable, and if Tenant shall fail to do so, Landlord may remove the same at the expense of Tenant.


                                    ARTICLE X
                             UTILITIES AND SERVICES

         10.1 Landlord's Obligations. Subject to applicable laws, regulations, ordinances and governmental requirements, Landlord shall:

         (a) maintain the temperature in the Premises in accordance with normal occupancy of Premises for office purposes during hours to be determined by Landlord (but to be at least the hours from 7:30 a.m. to 6:00 p.m. from Monday to Friday, and Saturday from 9:00 a.m. to 1:00 p.m., inclusive, with the exception of Holidays and Sundays), such conditions to be maintained by means of the existing system for heating, cooling, filtering and circulating air. As used herein, the term "Holidays" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord shall have no responsibility for any inadequacy of performance of the said system if the occupancy of the Premises exceeds reasonable amounts for general office use in comparable office buildings by office tenants for general office use, as reasonably determined by Landlord, or if Tenant installs partitions or other installations in locations which interfere with the proper operation of the system of interior climate control or if the window coverings on exterior windows are not kept fully closed;

         (b) Provide janitor and cleaning services to the Premises and to common areas of the Building sufficient to cause the Premises and such common areas to be in a reasonably clean condition in accordance with the standards of comparable office buildings; and

         (c) Keep available the following facilities for use by Tenant and its employees and eoftmors g sug access to me vunqn areas front time to time which may be provided by Landlord for common use and enjoyment within the Project; and (iii) washrooms as Landlord may assign from time to time which are standard to the Building, provided that Landlord and Tenant acknowledge that where an entire floor is leased to Tenant or some other tenant, Tenant or such other tenant, as the case may be, may exclude others from the washrooms thereon. E a

         10.2 ELECTRICITY. .Landlord shall furnish electricity to the Premises in amounts reasonably sufficient for usual and customary general office use (which amounts shall be consistent with amounts furnished to office tenants in comparable buildings located in the area in which the Building is located, but shall not in any event exceed three watts per rentable square foot), for lighting and for office eauioment capable of operating from the circuits available to the Premises and standard to the Building, g-heufste 1e -detefinieud-by-LaadleFd (but subject to governmental regulations.

         10.3 ADDITIONAL SERVICES. Upon Tenant's written request, Landlord may (but shall have no obligation whatsoever to) supply services or materials to the Premises and the Project which are not otherwise required under this Lease and for use by Tenant (the "Additional Services") including, without limitation: replacement o tufrbes and ballasts; (degree) carpet shampooing (including spot cleaning); drapery cleaning; wall washing; locksmithing; removal of bulk garbage; picture hanging; and special security arrangements.

         If Additional Services are supplied or furnished by Landlord at Tenant's request, Tenant shall pay all of Landlord's costs of providing the Additional Services and Landlord's administrative fee, all of which shall be payable upon demand by Landlord. If Landlord elects not to supply or furnish Additional Services, only persons previously approved in writing by Landlord (which approval shall not be unreasonably withheld) shall be permitted by Landlord or Tenant to supply or furnish Additional Services to Tenant, and the supplying and furnishing of the Additional Services shall be subject to reasonable rules adopted by Landlord and Tenant shall use reasonable efforts, at Tenant's sole cost and expense to cause said persons to comply with such rules.

         10.4 INTERRUPTION OF UTILITIES and Services. Landlord shall not be liable in any way for any failure to furnish any utilities and services when such failure is caused by: (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbances or labor disputes of any such character;
(iii) governmental regulation, moratorium or other governmental action; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord's reasonable control. In addition, Tenant shall not be entitled to any abatement or reduction of rent, no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of an covenant or agreement in this Lease because of any such failure.

         10.5 Excess Usage. If Tenant requires or uses more water or electrical power than is reasonable for office purposes, as determined by Landlord, Landlord may require Tenant to pay the cost of such excessive usage upon demand and may install separate water or electricity meter(s) for the Premises, at

         11.1 LANDLORD'S OBLIGATIONS.

         (a) Landlord shall keep in a good and reasonable state of repair:

         (i) the exterior portions (including foundations and roofs) of all buildings and structures from time to time forming part of the Project; Building plumbing and electrical systems serving the Premises and systems for interior climate control serving the Premises and any other systems provided for bringing utilities to the Premises; and the Common Areas (including elevators).

         (b) Landlord shall also repair, so far as reasonably feasible, and as expeditiously as reasonably feasible, defects in standard demising walls constructed by Landlord, structural elements, suspended ceiling, electrical and mechanical installations standard to the Building installed by Landlord in the Premises if and to the extent that such defects are sufficient in Landlord's reasonable discretion to impair Tenant's use of the Premises while using them in a manner consistent with this Lease. Landlord shall in no event be required to make repairs to Tenant Alterations made by Tenant, or by Landlord on behalf of Tenant or another tenant, or to make repairs required by ordinary wear and tear within the Premises.

         11.2 TENANT'S REPAIRS. Tenant shall, at Tenant's expense, repair, maintain and keep the Premises, including the Tenant Improvements, in a good and reasonable state of repair, provided that this obligation shall not extend to structural elements in Building systems such as plumbing, electrical, heating, ventilation and air conditioning or to glass on the Building exterior unless repairs are required as a result of the acts or omissions of Tenant or Tenant's Employees. If Tenant shall fail to so repair and maintain the Premises after reasonable notice to do so, Landlord may effect the repairs and Tenant shall pay the reasonable costs thereof to Landlord on demand. Tenant shall at the expiration or earlier termination of the Term, peaceably surrender the Premises and appurtenances in a good and reasonable state of repair, reasonable wear and tear excepted.

         11.3 Misuse of Property. Notwithstanding any provision in this Lease to the contrary, if any part of the Project is damaged or destroyed or should any defect in the Property or Project arise through the negligence of or misuse by Tenant or Tenant's Employees, or by anyone permitted by Tenant or Tenant's Employees to be upon the Premises, Tenant shall pay Landlord on demand the expense of repairs or replacements (including a reasonable administration charge), of such defective item or of items so damaged or destroyed, together with interest thereon from the date of expenditure until paid at the reference rate of interest charged by Bank of America National Trust and Savings Association to its most credit-worthy customers in effect as of such date of expenditure (or a substitute rate of a comparable lending institution selected by Landlord if Bank of America National Trust and Savings Association no longer publishes a reference rate).

         11.4 DAMAGE OR DESTRUCTION.

         (a) If the Project or any portion thereof is damaged by fire or other perils covered by insurance maintained by Landlord to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof and if the damage thereto is such that the repair or restoration thereof may, in Landlord's reasonable opinion, be completed within ninety (90) days after the date of such casualty and Landlord will receive insurance proceeds sufficient to cover the entire cost of such repair and restoration, Landlord shall commence and proceed diligently with the work of repair and restoration and this Lease shall continue in full force and effect. If such work of repair and restoration requires a period longer than ninety (90) days to complete, in landlord's reasonable opinion, or exceeds twenty-five percent (25%) of the full insurable value of the Project, or if said insurance proceeds will not be sufficient to cover the entire cost of such repairs, or such damage is the result of a cause other than fire or another peril covered by Landlord's insurance, Landlord may either elect to so repair and restore the Project and this Lease shall continue in full force and effect, or Landlord may elect not to so repair and restore the Project and this Lease shall in such event terminate. Under any of the conditions contained in this Section 11.4 a , Landlord shall give written notice (the "Restoration Notice") to Tenant of its intention within forty-five (45) days after the date of such event of damage or destruction. If Landlord elects not to restore the Project, this Lease shall be deemed to have to the amount of proceeds of tic insurance which tenant is required to maintain under s t on 13 a that are paid to landlord, in no event shall tenant be entitled to any compensation or damages for loss in the(degree) use of the whole or any part of the premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.





         (d) 'Tenant shall not be released from any of its obligations under this Lease in an event of casualty except to the extent and upon the conditions expressly stated in this Section 11.4. Notwithstanding anything to the contrary contained in this Section 11.4, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within ten (10) months after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions inabili to procure the necessary labor or materials, or other causes beyond the control of Landlord, LANDLORD AT ITS OPTION MAY TERMINATE THIS LEASE, WHEREUPON LANDLORD SHALL BE RELIEVED FROM ITS OBLIGATION TO MAKE SUCH REPAIRS OR RESTORATION AND TENANT SHALL BE RELEASED FROM ITS OBLIGATIONS UNDER THIS LEASE AT THE END OF THE SAID TEN (10) MONTH PERIOD.

         (e) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only to those portions of the Premises which were originally provided at Landlord's expense, and the repair and restoration of items within the Premises not provided at Landlord's expense shall be the obligation of Tenant. Tenant agrees to coordinate the restoration and repair of those items it is required to restore or repair with Landlord's repair and restoration work and in coordination with a work schedule prepared by Landlord, or Landlord's contractor. Further, Tenant's work shall be performed in accordance with the terms, standards and conditions contained in Article 9 hereof.

         (f) Notwithstanding anything to the contrary contained in this Section 11.4, Landlord shall not have any obligation whatsoever to repair or restore the Project when the damage thereto is the result of any casualty which occurs during the last twenty-four (24) months of the term of this Lease or any extension hereof. However, Landlord shall be required to give the Restoration Notice to Tenant of its intention within thirty (30) days from the date of such event of damage or destruction. In the event Landlord elects not to repair or restore the Project, this Lease shall be deemed to have been terminated as of the date of such damage or destruction. (g) Landlord and Tenant hereby waive the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 and all of Sections 1941 and 1942 of the California Civil Code and any provisions of any other statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.


                                  ARTICLE X11
                                  CONDEMNATION

         (a) If the whole of the Premises, a portion thereof, or a portion of the Project as shall substantially interfere with Tenant's use and occupancy of the Premises, as reasonably determined by Landlord, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, either Tenant or Landlord may terminate this Lease by written notice to the other effective as of the date possession is required to be surrendered to such authority, which notice shall be made no earlier than ninety (90) days prior to, and no later than thirty (30) days prior to, such effective date. In the event a substantial portion, as reasonably determined by Landlord, of the Project and/or the Building is so taken by eminent domain, Landlord may, by written notice to Tenant, terminate this Lease effective as of the date possession is required to be surrendered, which notice shall be made no earlier than ninety (90) days prior to, and no later than thirty (30) days prior to such effective date.

         (b) In the event of a taking of the Premises or the Project which does not substantially interfere with Tenant's use and occupancy of the Premises, or in the event other portions of the Project and/or the Building are taken and Landlord elects not to terminate this Lease, Landlord shall promptly proceed to restore the Premises (if affected) to substantially their condition prior to such partial taking, and a reduction in Rent shall be made to Tenant in proportion to the portion of the Premises of which Tenant shall be so deprived on account of such taking,

(1) YEAR OR LESS, THIS LEASE shall remain IN FULL TREE and Cited AND TENANT OBSERVE AND PERFORM an the terms, conditions and covenants of this Uwe, including the covenant to pay Rent. Tenant shay receive the entire condemnation award made for such. temporary taking, unless the taking extends for a period after the expiration date of this Lease. In such event, any award made for the period after the expiration of this Lease shall belong to Landlord. In addition, if the taking expires prior to the termination of this Lease, Tenant shall receive any award made for restoration of the Premises, and shall diligently proceed to restore the Premises to its original condition, reasonable wear and tear accepted, and such restoration shall be at Tenant's sole cost and expense.

         (e) For purposes of their Article 12, the terms "condemned", "condemnation", "taken" or "taking" shay include a voluntary conveyance by Landlord to the condemning authority under threat of condemnation and the term "award" shall include the consideration paid by the condemning authority for such deed.

                                  ARTICLE XIII
                             INSURANCE AND LIABILITY


         13.1 TENANT'S INSURANCE. Tenant shall obtain and keep in full force and effect during the Term of this Lease, at its sole cost and expense, the following insurance:


         (a) comprehensive general public liability insurance all on an occurrence basis with respect to the business carried on, in or from the Premises and Tenant's use and occupancy of the Premises and any other part of the Project, including public liability and property damage insurance with coverage for personal injuries or deaths of persons for any one occurrence or claim of not less than Two Million Dollars ($2,000,000) or such other amount as Landlord ma reasonably require upon not less than one (1) month notice at any time during the Term, which insurance shall include Landlord as an additional insured, shall protect Landlord in respect of claims by Tenant as if Landlord were separately insured, and shall cover the performance of Tenant of the indemnity provision in Section 13.4 hereof;

         (b) fire and extended coverage insurance with a vandalism and malicious mischief endorsement, covering the Tenant Improvements, Tenant Alterations and Tenant's trade fixtures and furniture and equipment in the Premises for not less than ninety percent (90%) of the full replacement cost thereof, and which insurance shall include Landlord as an additional insured as Landlord's interest may appear;

         (c) rent or use and occupancy insurance against loss or damage resulting from hazards specified in subsections (a) and (b), above, in an amount equal to twelve (12) months Rent, plus insurance premiums under this Article;

         (d) Workers' Compensation and Employer's Liability Insurance in amounts not less than that required by law and satisfactory to Landlord; and

         (e) insurance against such other perils and in such amounts as Landlord may from time to time reasonably require upon not less than ninety (90) days' written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Project.

         13.2 Requirements. All insurance required to be maintained by Tenant shall provide for deductibles satisfactory to Landlord and shall in all other respects be on terms and with insurers with a Best's Insurance Reports rating of not less than "AX" and who are otherwise satisfactory to landlord Each policy shay contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled against the Landlord or the agents or employees of Landlord, and shay, also contain an undertaking by the insurer that no material change adverse to Landlord or Tenant will be made, and the policy will not lapse or be cancelled, except after not less than thirty (30) days' prior written notice to Landlord of the intended change, lapse or cancellation. All such insurance shall be primary insurance as to all claims thereunder and any insurance carried by Landlord shall be excess and non contributing with any insurance requirement of Tenant. Each such policy shall name Landlord as an additional insured and any mortgagee under a mortgage or beneficiary under a deed of trust covering any

Landlord pursuant to Section 16.10 herein, Landlord may (but shah not be obligated to) obtain some or all of the additional coverage or other insurance which Tenant shall have failed to obtain, without prejudice to any other rights of Landlord under this Lease or otherwise, and Tenant shall pay all premiums and other reasonable expenses incurred by Landlord to Landlord on demand.

         13.3 LIMITATION OF LANDLORD'S LIABILITY. Tenant hereby waives all claims against Landlord, its agents and employees for any injury to Tenant's business, or for any bodily injury or death of, or loss or damage to any property belonging to, Tenant or any of Tenant's Employees, or anyone permitted by Tenant or such other parties to be upon the Premises or in, on or about the Project unless resulting from the actual willful misconduct or gross negligence of Landlord or its employees. In no event shall Landlord be liable for any damage which is caused by steam,, water, rain or snow or other thing which may leak into, issue or flow from any part of the Project or from the pipes or plumbing works, including the sprinkler system (if any) therein or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads (if any). In no event shall Landlord be liable to Tenant for any act or omission of any occupant of the Building other than Landlord, its agents and employees, or of any owner or occupant of any property adjoining the Building.

         13.4 INDEMNIFICATION OF LANDLORD. Except with respect to claims or liabilities for damage which is covered by insurance maintained by Landlord, if any, to the extent of the cost of repairing such damage, Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless in respect of (a) all claims, demands, losses, damages, liabilities and actions for bodily injury or death, property damage or other loss or damage arising from the conduct of any work or any act or omission of Tenant or any of Tenant's Employees, or anyone permitted by Tenant or such other parties to be upon the Project, and in respect of all costs, expenses and liabilities incurred by Landlord in connection with or arising out of all of the foregoing, including the expenses of any action or proceeding pertaining thereto and including reasonable attorneys' fees; and (b) any liability, claim, loss, cost (including, without limitation, attorneys' fees and disbursements of counsel selected by Landlord), expense or damage suffered by Landlord arising from any breach by Tenant of any of its covenants and obligations under this Lease.

         13.5 WAIVER OF SUBROGATION. As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with such waiver.

                                   ARTICLE XIV
                         EVENTS OF DEFAULT AND REMEDIES

         14.1 Events of Default. The occurrence of any one of the following events shall constitute a material breach and default under this Lease by
Tenant:

         (a) Tenant shall have failed to pay an installment of Basic Rent, Additional Rent or any other amount payable hereunder when due where such failure shall continue for a period of five (5) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161, et seq., or any successor statutes thereto;

             (b) Tenant shall have failed to execute and deliver such document as required by Section 16.2 or Section 16.3 within the time periods specified, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any successor statutes thereto;

         (c) there shall be a default of any condition, covenant, agreement or other obligation on the part of Tenant (other than monetary defaults described in Section 15.1 a hereof or Section 15.1 d hereof) to be kept, observed or performed hereunder, including the Rules and Regulations described on Exhibit "D" attached hereto, and such default shall be continuing for a period of more than fifteen (15) days or about THE PROJECT AND TENANT AFTER Tel. rip( of notice in writing from Landlord shall have failed to take such immediate steps as shall enable Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance;

         (e) the Premises shall, without the prior written consent of Landlord, be used: (i) by any persons other than Tenant or its permitted assigns or subtenants; (ii) for any purpose other than that for which they were leased or occupied; or (iii) by any persons whose occupancy is prohibited by this Lease;

         (f) the balance of the Term of this Lease or any of the goods and chattels of Tenant located in the Premises shall at any tune be seized in execution or attachment and such execution or attachment shall not have been discharged or released within thirty (30) days thereafter;

         (g) Tenant makes, or has made, or furnishes, or has furnished, any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, that is or was false or misleading in any material respect when made or furnished;

         (h) Tenant becomes insolvent as defined in the Federal Bankruptcy Code, admits in writing its insolvency or its present or prospective inability to pay its debts as they become due, is unable to or does not pay all or any material portion (in number or dollar amount) of its debts as they become due, permits or suffers a judgment to exist against it that affects Tenant's ability to conduct its business in the ordinary course (unless enforcement thereof is stayed pending appeal), makes or proposes an assignment for the benefit of creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, proposes any such moratorium, extension or composition, or commences or proposes to commence any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors;

         (i) Tenant fails to obtain the dismissal, within thirty (30) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted against it by one or more third parties or fails actively to oppose any such proceeding, or, in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or alleges its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts; or

         (j) Tenant fails to pay its debts as they become due or to timely perform its obligations, and as a result a receiver, trustee or custodian is appointed to take possession of all or any substantial portion of the assets of Tenant, or any committee of Tenant's creditors, or any class thereof, is formed for the purpose of monitoring or investigating the financial affairs of Tenant or enforcing such creditors' rights.

         14.2 Remedies. In the event of any default by Tenant, Landlord shall have the following rights and remedies, all of which are cumulative and not alternative and not to the exclusion of any other or additional rights and remedies in law or equity available to Landlord by statute or otherwise:

         (a) to remedy or attempt to remedy any default of Tenant, and in so doing to make any payments due or alleged to be due by Tenant to third parties (and such payments shall be deemed included in the term "Rent" as used in this Lease) and to enter upon the Premises to do any work or other things therein, and in such event all reasonable expenses of Landlord in remedying or attempting to remedy such default shall be payable by Tenant to Landlord on demand;

         (b) to terminate this Lease forthwith by written notice thereof to Tenant or by leaving upon the Premises or by affixing to an entrance door to the Premises notice terminating this Lease and to immediately thereafter cease to furnish any services hereunder;

         (c) any other remedies available at law or in equity or elsewhere provided in this Lease.


         14.3 LATE CHARGES, INTEREST AND REPEATED DELINQUENCY. Tenant hereby acknowledges that late payment by Tenant of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed

TAD BANK OF MAUI ica National HUM M SAVINGS Association TO NS MOST CREDIT-WORTHY CUSTOMERS ON THE date the overdue Rent or such other sum was due (or a substitute reference rate of a comparable lending institution reasonably selected by Landlord if Bank of America National Trust & Savings Association no longer publishes a reference rate) or (ii) the maximum rate then permitted by applicable law, such interest to start accruing as of the date such overdue Rent or other such payment(s) are due. If a late charge is payable hereunder, whether or not collected for any three (3) months in any twelve (12) month period, then notwithstanding any other provision contained in this Lease, Rent shall automatically become due and payable quarterly in advance rather than monthly, and the Security Deposit held by Landlord shall be increased and Tenant shall immediately pay to Landlord the amount necessary to increase the Security Deposit to no less than three (3) months Rent (whether or not any Security Deposit was previously required hereunder).

         14.4 Damages. If Landlord elects to terminate this Lease pursuant to
Section 14.2 b , then Tenant shall pay Landlord, and Landlord may recover from
Tenant:

         (a) the worth at the time of award of any unpaid Rent that had been earned at the time of such termination; plus

         (b) the worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided; plus

         (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus

         (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus

         (e) at Landlord's election, such other amounts in addition to, or in lieu of the foregoing, as may be permitted from time to time by applicable California law.

         14.5 DEFINITION OF WORTH AT THE TIME OF AWARD. As used in Sections 14.4 a and 14. b the "worth at the time of award" shall be computed by allowing interest at the lesser of two percent (2%) above the reference rate of interest charged by Bank of America National Trust and Savings Association to its most credit-worthy customers on the date the amount became due (or a substitute reference rate of a comparable lending institution reasonably selected by Landlord if Bank of America National Trust and Savings Association no longer publishes a reference rate), or the maximum rate then permitted by applicable law. As used in Section 14.4 c , the "worth at the time of award" shall be computed by discounting such amount, at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent

         14.6 REENTRY. In the event of any default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and to remove all persons and property from the Premises and take whatever actions may be necessary or advisable to relet protect or preserve the Premises. Any property so removed may be stored in a public warehouse or other suitable place or otherwise disposed of in Landlord's discretion at the expense and for the account of Tenant. Landlord shall not be responsible for any damages or losses suffered by Tenant as a result of such reentry, removal, storage or other disposition, and no such action shall he construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

         14.7 RELETTING If Landlord shall elect to re-enter pursuant to the terms of this Lease or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in this Article 14 Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.

licenses, concessions or arrangments nts. TENANT SHALL, as of the DATE OF NOTICE BY LANDLORD OF SUCH ELECTION, HAVE no further right to or interest in the rent or other consideration receivable thereunder.

         14.10 WAIVER BY TENANT. To the maximum extent permitted bylaw, Tenant hereby waives pr-vasiees-ef; Of-pretuGtisaS uner afl.y-statutes;-+al(R)s,-rudicial-c-isieas-eF other laws to the extent any such provisions are inconsistent with the terms hereof, including without limitations, the rights and remedies of Landlord.

         14.11 DEFAULT BY LANDLORD. Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than forty-five (45) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, or the lessor of any underlying or ground lease affecting the Project, in writing specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than forty-five (45) days is required for performance, then Landlord shall not be in default if Landlord or such holder commences performance within such forty-five (45) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of any default or defaults by Landlord, and Tenant's remedies shall be limited to any other remedy available at law or in equity, including monetary damages and injunctive relief. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying Rent due hereunder as a result of any default by Landlord.


                                   ARTICLE XV
                            ASSIGNMENT AND SUBLETTING

         15.1 PROHIBITION. Tenant covenants that it will not voluntarily or by operation of law, sell, assign, sublet, transfer or hypothecate this Lease or any rights thereunder or the Premises in whole or in part without the prior written consent of Landlord, which Landlord shall not unreasonably withhold, but which shall be subject to the conditions and other provisions of Sections 15 2 and 153 hereunder, each of which Tenant hereby stipulates and agrees is reasonable. Without limitation, Tenant shall for the purpose of this Article 15 be considered to assign or sublet in any case where it permits the Premises or any portion thereof to be occupied by persons other than Tenant, its employees and others engaged in carrying on the business of Tenant, whether pursuant to an assignment, subletting, license or other right, or where any of the foregoing occurs by operation of law.

         15.2 PROCEDURES.

         (a) In evaluating a proposed assignment or sublease, Landlord will consider the experience of the proposed assignee or subtenant in the enterprise involved, the proposed use of the space, the business reputation, degree of success in past enterprises, personal qualities, financial standing, available capital and credit rating of such proposed assignees or subtenants, and whether any proposed division of space by a proposed sublessee is a proper and rational division of the Premises, and base its decision of whether or not to consent upon its evaluation of these and any other reasonable factors which Landlord deems necessary or appropriate in its evaluation of the proposed assignment or sublease, subject to Landlord's right to terminate arising under this Section
15.2 c hereof. Without limiting what may be construed as a reasonable basis for Landlord's disapproval of a subletting or assignment, it is hereby agreed that any one of the following factors will be reasonable grounds for disapproval: The proposed assignee or subtenant does not, in Landlord's reasonable judgment, have a good reputation as a tenant of property; The use of the Premises by the proposed assignee or subtenant is not permitted by this Lease; In Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business, and the Premises, or the relevant part thereof, will be used in a manner, that is not in keeping with the then current standards of the Building, or that will violate any restrictive or exclusive covenant as to use contained in any other lease of space in the Building or the Project;

         (vii) The proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article;

         (viii) Tenant is then in default of any obligation of Tenant under this Lease; or

         (ix) The proposed assignment or sublease conflicts with or violates any provision in any other tenant's lease.

         (b) Tenant shall not assign this Lease or sublet the whole or any part of the Premises unless: (i) Tenant shall have received or procured a bona fide written offer to take an assignment or sublease which is not inconsistent with this Lease; and the acceptance of which would not breach any provision of this Lease if the terms of this Article are complied with and which Tenant has determined to accept subject to compliance with this Article, and (ii) Tenant shall have first requested and obtained the consent in writing of Landlord thereto.

         (c) Any request for consent delivered by Tenant to Landlord shall be in writing and shall be accompanied by a copy of the offer certified by Tenant to be true and complete, and Tenant shall furnish to Landlord all information available to Tenant and requested by Landlord as to the responsibility, financial condition and business of the proposed assignee or subtenant. Notwithstanding anything to the contrary in this Article, within twenty (20) days after the receipt by Landlord of such request for consent and of all information which Landlord shall have requested hereunder, Landlord shall havl a the right upon written notice to Tenant, if the request is to assign this Lease or sublet the whole of the Premises, to cancel and terminate this Lease, or if the request is to sublet a part of the Premises only, to cancel and terminate this Lease with respect to such part, in each case as of a termination date to be stipulated in the notice of termination which shall be not less than sixty
(60) days nor more than ninety (90) days following the giving of such notice. In such event, Tenant shall surrender the whole or part, as the case may be, of the Premises in accordance with such notice of termination. Basic Rent and Additional Rent shall be apportioned and paid to the date of surrender and, if only part of the Premises is surrendered, Basic Rent and Additional Rent shall after the date of surrender abate proportionately. In such event, Landlord may lease the terminated Premises to the prospective assignee or sublessee without liability of any kind (including without limitation a finders fee) to Tenant. If Landlord shall give its consent, Tenant shall assign or sublet, as the case may be, only upon the terms set out in the offer submitted to Landlord and not otherwise. If Tenant does not consummate such assignment or subletting within 120 days thereafter, Tenant must once again seek Landlord's consent as set forth in this Section 15.2 c . In any event, Landlord shall be entitled to receive alb rent or other. premium or consideration paid or payable under or in connection with the sublease, assignment or other transfer which is in excess of the Basic Rent payable under this Lease for the portion of the Premises sublet or assigned

         15.3 Assumption of Obligations. No assignment of this Lease shall be effective unless the assignee shall execute an assumption agreement in form, scope and substance satisfactory to Landlord, assuming all the obligations of Tenant hereunder, and shall pay to Landlord its reasonable fee for processing the assignment. No subletting shall be effective unless the sublessee shall execute an agreement in commercially reasonable form which provides that the sublease is subject and subordinate to the terms and conditions of this Lease.

         15.4 No Waiver. No permitted assignment, subletting, mortgage or other encumbrance of Tenant's interest in this Lease shall relieve the Tenant signatory to this Lease nor any assignee of such tenant from its or their obligation to pay Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or be a consent to any subletting, assignment, mortgage or t" other encumbrance. Consent to any sublease, assignment, mortgage or other encumbrance shall not bedeemed to constitute consent to any other attempted subletting, assignment, mortgage or other encumbrance.

         15.5 SURRENDER AND CHANGE of Control. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not cause a merger, and shall at the option of Landlord, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies. If Tenant is a corporation that, under the then current guidelines published by the Commissioner of Corporations of the State of California, is not deemed a public corporation, or is an the SeetiFity Diipq6k is no! gFeatef than ene (1) Monthly Rental Installment Ad is aaHally Feeeived by th MUM U 14V~ V aa7 , under this Lease.

         15.6 OPTIONS NOT ASSIGNABLE. All options granted to Tenant under this Lease shall be deemed to be personal, and shall not bt assignable to any assignee or subtenant,

                                   ARTICLE XVL
                              ADDITIONAL PROVISIONS


         16.1 Relocation of Premises.'

         16.2 SUBORDINATION AND ATTORNMENT. Tenant agrees that thus Lease shall be subject and subordinate at all times to all ground and underlying leases, which now exist or may hereafter be executed affecting the Project, or any part thereof, and to the lien of any mortgage, trust deed or like encumbrance which may now exist or hereafter be executed affecting the Project, or any part thereof, together with all renewals, modifications, consolidations, replacements or executions thereof; provided, however, that the landlord under any such underlying lease, or the holder or holders of any such mortgage, trust deed, or like encumbrance placed on the Project subsequent to date hereof shall agree that this Lease shall remain in full force and effect, and Tenant's possession of the Premises shall not be disturbed by the termination of such underlying lease, or in the event of a foreclosure or upon the exercise of a power of sale, under any such mortgage, trust deed or like encumbrance, so long as the Tenant is not in default under any provision of this Lease at such time. Notwithstanding the foregoing, if any landlord under a ground lease or an underlying lease or any such lienholder advises Landlord that it desires this Lease to be prior and superior to any such underlying lease, mortgage, trust deed or like encumbrance, this Lease shall be superior to any such Lease and/or liens. Tenant agrees to execute and deliver upon ten (10) days notice and demand of Landlord, any and all instruments desired by Landlord and/or such prior landlord, or lienholders to subordinate (or, if applicable, to make prior and superior) this Lease to any such underlying lease, mortgage, trust deed or like encumbrance. Tenant further appoints Landlord as its agent and attorney-in-fact for the term of this Lease to execute on behalf of Tenant any such instrument which Tenant fails to execute within the ten (10) day period provided herein. In addition, in the event of a termination of the underlying lease, or the sale of all or any part of the Project upon foreclosure or upon the exercise of a power of sale, Tenant shall upon request of the prior landlord or purchaser, attorn to such prior landlord or purchaser and shall recognize such landlord or purchaser as the landlord under this Lease; provided, however, that in the event of foreclosure or the exercise of a power of sale, such lienholder shall not be bound by any amendments or modifications of this Lease made without the prior consent of such 6enholder and shall not be personally liable for any defaults by Landlord under this Lease occurring prior to such foreclosure or sale. In no event shall any successor-in-interest to Landlord be liable for any prepayment of Rent in excess of one (1) Monthly Rental Installment, except for the Security Deposit paid by Tenant to Landlord.-previdgd-that the amount A charges by Tenant; and (v) certu wing any other matters rLtAMIg to THE LEASE OR 1HA NRE11TIAT% AS UUDLOTD shall REASONABLY REQUEST. ANY SUCH STATEMENT MAY be relied upon by any then existing or prospective lessor, PURCHASER OR ENCUMBRANCER OF ALL CAR ANY PORTION of the Project.

         (b) At Landlord's, option, Tenant's failure to deliver such statements within such ten (10) day period shall be a material breach of this Lease or shall be conclusive upon Tenant: (i) that this Lease is in full force and effect, without modification, except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance; (iii) that the amount of the Rent and the Commencement Date, Expiration Date and terms with respect to all options to extend the Lease are as represented by Landlord; (iv) that the amount of 'the Security Deposit and prepaid rent is as set forth by Landlord; and (v) are any other matters relating ~to this Lease or the Premises as reasonably represented by Landlord.

         16.4 INSPECTION AND ACCESS TO THE PREMISES. Landlord shall be permitted at any time and from time to time to enter and to have its authorized agents, employees and contractors enter the Premises for the purposes of inspection, window cleaning, maintenance, providing janitor service, making repairs, alterations or improvements to the Premises or the Project, or to have access to utilities and services (including all ducts and access panels, if any, which the Tenant agrees not to obstruct) and Tenant shall provide free and unhampered access for such purposes, and shall not be entitled to compensation for any inconvenience, nuisance or discomfort caused thereby. Landlord and its authorized agents and employees shall be permitted entry to the Premises for the purpose of exhibiting them to prospective tenants. Landlord in exercising its rights under this Section shall do so to the extent reasonably necessary so as to minimize interference with Tenant's use and enjoyment of the Premises, provided that in an emergency Landlord or persons authorized by it may enter the Premises without regard to minimizing interference.

         16.5 Unavoidable Delay. If and to the extent that either Landlord or Tenant shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of moneys required to be paid hereunder) by reason of:
(a) strikes or work stoppages; (b) being unable to obtain any material service, utility or labor required to fulfill such obligation; (c) any statute, law or regulation of, or inability to obtain any permission from any government authority having lawful jurisdiction preventing, delaying or restricting such fulfillment; or (d) other unavoidable occurrence, then the time for fulfillment of such obligation shall be extended for any period specified in this Lease, or during the period in which such circumstance operates to prevent, delay or restrict the fulfillment thereof, whichever is shorter, and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned; provided, however, that if Landlord shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder by reason of any of such circumstances or occurrences and the fulfillment of such obligation could not, in the reasonable opinion of Landlord, be completed without substantial additions to or renovations of the PROJECT, LANDLORD may terminate this Lease upon sixty (60) days prior written notice to Tenant. In no event shall Tenant be entitled to any abatement in Rent in the event Landlord, is so prevented, delayed or restricted in the fulfillment of any of such obligations of Landlord as a result of any of such circumstances or occurrences.

         16.6 Waiver. If either Landlord or Tenant shall overlook, excuse, condone or suffer any default, breach, nonobservance, improper compliance or noncompliance by the other of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach, or nonobservance, and no such waiver shall be implied but shall only be effective if expressed in writing.

         16.7 Demolition and Renovation. Notwithstanding anything contained in this Lease to the contrary, if Landlord intends to demolish or to renovate substantially all of the Building, then Landlord, upon giving Tenant one hundred eighty (180) days' written notice, shall have the right to terminate this Lease and THIS Lease shall thereupon expire on the expiration of one hundred eighty
(180) days from the date of the giving of such notice without compensation of any kind to Tenant.

         16.8 Recordation. Tenant agrees with Landlord not to record this Lease in any real property records or other records and not to register notice of this Lease in any form without the prior written consent of Landlord. If such consent is provided, such notice of Lease to be recorded shall be in such form as Landlord shall have approved in writing and Landlord's consent may be conditioned upon payment of hereto, and that THIS LEASE and such &Uoas constitute the ENTIRE AGREEMENT BETWEEN LANDLORD AND TENANT in connection with the subject matter thereof and may not be modified except by an agreement in writing executed by Landlord and Tenant.

         16.10 Notices. Any notice, communication, document or writing required or contemplated by any provision hereof shall be given in writing and either (i) delivered personally to Landlord or Tenant, (u) sent by first-class, prepaid mail, return receilx requested, or (iii) sent by reputable overnight courier, prepaid, addressed to Landlord or to Tenant, as the case may be, at the address(es) set forth in Section 2.11. Every such notice, advice, document or writing shall be deemed to have been given for all purposes hereunder, either:
(a) if personally delivered, upon such delivery; (b) if mailed as aforesaid, upon the third day after being mailed, or the date of receipt shown on the return receipt, whichever is earlier; or (c) if sent by commercial overnight courier, upon the next business day following such sending. Either party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

         16.11 INTERPRETATION. In this Lease, the terms "herein", "hereof", "hereby, "hereunder", "hereto", "hereinafter" and similar expressions refer to this Lease and not to any particular section, clause or other portion thereof, unless there is something in the subject matter or context inconsistent therewith. The parties agree that all of the provisions of this Lease are to be construed as covenants and agreements as though words importing such covenants and agreements were used in each separate section hereof, and that the captions appearing for the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of provision hereof.

         16.12 Extent of Lease Obligations. This Lease and everything herein contained shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, assigns and other legal representatives as the case may be, of Landlord and Tenant, subject to the granting of consent by Landlord to any assignment or sublease, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party the provisions hereof shall read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

         16.13 BROKERS. Tenant represents and warrants to Landlord that it has not had dealings with any broker or finder in connection with this Lease or the Project other than Tenant's broker shown in Section 2.10 above, and that Tenant knows of no other person who is or may claim to be entitled to a commission, finder's fee or other like payment in connection herewith and Tenant shall indemnify, defend by counsel approved by Landlord and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, damages or expenses (including reasonable attorneys' fees and costs) that Landlord may incur should such representation and warranty be incorrect. Landlord agrees to indemnify and hold Tenant harmless from any claims, liabilities, costs, damages or expenses (including reasonable attorneys' fees and costs that Tenant may incur) arising out of or relating to any agreement by Landlord to pay a brokerage commission, finder's fee or like payment to any broker or other person relating to the leasing of the Premises; provided, however, that Landlord shall not be obligated to Tenant if any such obligations arise in connection with any broker or other person whose identity Tenant has failed to disclose to Landlord as required by this Section.

         16.14 Payments. All payments to be made under this Lease shall be made without prior legal notice or demand unless otherwise provided herein, in legal currency of the United States of America to Landlord at the address specified in
Section 2.11 hereof, as altered from time to time by Landlord upon written notice to Tenant.

         16.15 Time of Essence. Time is of the essence of each of the terms, covenants and conditions to be kept, observed or performed under this Lease.

         16.16 Applicable Laws. This Lease shall be governed by and construed in accordance with the laws of the State of California.


         16.17 Wavier of Jury Trial. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby waive trial by jury in any action, proceeding or claim asserted by either of the reasonable attorneys therein. The provisions of this Section shall be applicable in trial, arbitration and appellate proceedings, and in any action or participation in, or in connection with, any case or proceeding under the Federal Bankruptcy Code and any judgment, award or .decree rendered in any such action or proceeding shall include an award thereof (collectively, an 'Action"). The obligation for fees set forth herein shall accrue on commencement of any proceeding whether or not such proceeding is prosecuted to judgment or final determination.

         (b) The prevailing party in any Action shall be entitled, in addition to and separately from the amounts recoverable under Section 16.18 a above, to the payment by the losing party of the prevailing party's reasonable attorneys' fees, court costs and litigation expenses incurred in connection with (i) any appellate review of the judgment rendered in such Action or of any other ruling in such Action, and (ii) any proceeding to enforce a judgment in such Action. It is the intent of the parties that the provisions of this Section 16.18(b) be distinct and severable from the other rights of the parties under this Lease, shall survive the entry of judgment in any Action and shall not be merged into such judgment. The provisions contained in this Section 16.18 shall survive the expiration or earlier termination of this Lease.

         16.19 Relationship of Parties. Neither the method of computation of Rent nor any other provisions contained in this Lease nor any acts of the parties shall be construed by the parties or by any third person to create the relationship of principal and agent, partnership, joint venture or of any association between Landlord and Tenant; other than the relationship of landlord and tenant.

         16.20 Waiver. The acceptance of Rent or other payments by Landlord shall not be deemed a waiver of any obligation of Tenant regardless of whether Landlord had knowledge of any breach of such obligation. Failure to insist on compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall such failure be deemed a waiver or relinquishment of such rights and powers at any other time or times.

         16.21 PARTIAL INVALIDITY. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

         16.22 Construction of Lease Provisions. The provisions of this Lease shall not be interpreted against either party because such party prepared any portion of this Lease, but shall be interpreted according to the application of other rules of interpretation of contracts generally.

         16.23 QUIET ENJOYMENT. So long as Tenant shall observe and perform its covenants and agreements hereunder, Tenant shall peacefully and quietly have and enjoy possession of the Premises in accordance with the terms and provisions of this Lease without hindrance by Landlord.

         16.24 LIMITATION ON LIABILITY. Notwithstanding anything contained in this Lease to the contrary, Tenant and all of its successors and assigns agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord, their sole and exclusive remedy shall be against Landlord's interest in the Project. Tenant and all such successors and assigns agree that the obligations of Landlord under this Lease do not constitute personal obligations of Landlord or of the individual directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against any of them or any of their personal assets or any assets of Landlord other than the Landlord's interest in the Project for satisfaction of any liability with respect to this Lease.

         16.25 TENANT AS PARTNERSHIP OR CORPORATION.

         If Tenant is a partnership, then:

         (a) Tenant represents, warrants and agrees, as applicable, that it is a partnership comprised of the general partners whose names are set forth in Exhibit "F' attached hereto, that the general partners listed on Exhibit "F" are all the partners of said partnership and that there are no other partners at the present time, and that such partners are and shall for all purposes be jointly, severally and collectively liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease;

communications that may, hereafter be given by Tenant or by any of the partners comprising Tenant; and

         (d) All bills, statements, notices, demands, requests or other communications given or rendered to Tenant or to any of the partners comprising Tenant shall be deemed given or rendered to Tenant and to each of the partners comprising Tenant and shall be binding upon Tenant and each of such partners.

         If Tenant is a corporation Tenant and the persons executing this Lease on behalf of Tenant hereby represent and warrant that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant (a copy of which is to be delivered to Landlord upon the execution hereof by tenant), and in accordance with the by-laws of Tenant and that this Lease is binding upon Tenant in accordance with its terms.

         16.26 SALE OF BUILDING OR PROPERTY. Each conveyance by Landlord or its successor of its interest in the Building or the Property prior to the expiration or termination hereof shall be subject to this Lease and shall relieve the grantor of any further obligations or liability hereunder, whenever such obligations or liabilities shall have arisen or accrued. Tenant hereby agrees to attorn to Landlord's successor in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure or otherwise, and upon the occurrence of any of the same, Tenant shall look solely to the then owner of the Building and/or the Project for performance of all obligations of and satisfaction of all liabilities of Landlord hereunder. The term "Landlord" as used in this Lease shall mean the then current owner or ground lessee of the Project, so that in the event of any sale, transfer or assignment of the Project, or the making of any lease or leases thereof, or the sale, transfer or the assignment of any such lease or leases, previous landlords shall be and hereby are relieved of all covenants and obligations of Landlord hereunder, It shall be deemed and construed without further agreement between the parties, or their successors in interest, or between the parties and the transferee or acquiror at any such sale, transfer or assignment, or lessee on the making of any such lease, that the transferee, acquiror or lessee has assumed and agreed to carry out any and all of the covenants and obligations of Landlord hereunder accruing after the date of the sale, transfer or assignment to Landlord's exoneration.

         16.27 Signage. Tenant shall be entitled to have Landlord place the name of Tenant or Tenant's trade name on the main building marquis as well as on the entry door off the elevator lobby located on the, floor on which the Premises is situated. Such installation shall be at Tenant's expense; provided, however, that if Exhibit "E" is attached hereto, such installation shall be deemed a Building Standard Installation (as defined in Exhibit "E"). The following Exhibits are attached hereto and are incorporated by reference herein and are hereby made a part of this Lease: Exhibit "A" - Legal Description of Property Exhibit "B" - Diagram of Premises Exhibit "C" - Memorandum of Commencement and Expiration Dates Exhibit "D" - Rules and Regulations Exhibit "E" - Tenant Improvements Exhibit "" General partners of Tenant Exhibit "G" - Miscellaneous Additional Provisions

By: THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STA'T'ES, a New York corporation General Partner

By
 "Curtis
Investment Officer
By:
Name:
Title:

Floor Plan here

Floor Plan
Suite 1220
First Right Space
TWELTH FLOOR
Suite 1200
Tenant: Island Pacific Systems Corporation
Address: 19800 MacArthur Blvd., Suite 1200

       This Exhibit "B" is intended only to provide a means of visually identifying the Premises and does not constitute a drawing of the Premises to scale.
                                   EXHIBIT "B"

         C.1 THE PREMISES HAVE BEEN accepted by TENANT, ALL IMPROVEMENT work. TO A PER FORME Landlord has been completed and there is no deficiency in any construction.

         C.2 Tenant is in possession cif the Premises.

         C.3 The Commencement Date of the Term of the Lease is ,limy I ,1995_, and the Expiration Date of the Term of the Lvise is JUNE 30, M05

BRIN-MAR 1, L.P.,
a California limited partnership
By: THE EQUITABLE LIFE ASSURANCE
 SOCIETY OF THE UNITED STATES
 a New York corporation
 General Partner
  By:
  Christopher Curtis
  Investment Officer
020994-TI
"TENANT'":
ISLAND PAC FICEWbDRPORATI0N,
By:~
Name:~b                           `
Title:


                                   EXHIBIT "C'

AREAS or fire escapes any waste paper, dust., gar bage, refuse or anything else whatsoever.


         D.2 THE WASHROOM PLUMBING FIXTURES AND other water apparatus shall not be used for any PURPOSE OTHER THAN THOSE FOR WHICH they WERE CONSTRUCTED, AND no sweeping, rubbish, rags, ashes or other substances shall be thrown therein. The: expense of any damage resulting by misuse by Tenant shall be borne by Tenant.

         D.3 Tenant shall hermit window cleaners to clean the windows of the Premises during normal business hours.

         D.4 No birds or animals shall be kept in or about the Building nor shall Tenant operate or permit to be operated any musical or sound-producing instruments or device or make or permit any improper noise inside or outside, the Premises which may be heard outside such Premises.

         D.5 No one shall use the Premises for residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

         D.6 All persons entering and leaving the Building at any time other than during normal business hours shall comply with Landlord's after hours Building security procedures, and Landlord will have the right to prevent any person from entering or leaving the Building or the Project unless provided with a key to the , Premises to which such person seeks entrance and a pass in a form to be approved by Landlord. Any persons found in the Building at such times without such keys and passes will be subject to Landlord's after hours Building security procedures.

         D.7 No dangerous, explosive or hazardous materials shall be kept or permitted to be kept in the Premises.

         D.8 Tenant shall not and shall not permit any cooking other than microwave cooking and the preparation of beverages in the Premises. Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Premises without the prior written approval of Landlord. Only persons authorized by Landlord shall be permitted to deliver or to use the elevators for the purpose of delivering food or beverages to the Premises.

         D.9 Tenant shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the prior written consent of Landlord. In giving such consent, Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only at times reasonably consented to by Landlord and the persons employed to move the same in and out of the Building must be acceptable to Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators except during hours approved by Landlord.

         D.10 Tenant shall give Landlord prompt notice of any accident to or any defect in the plumbing, heating, air conditioning, ventilating, mechanical or electrical systems or any other part of the Building.

         D.11 Tenant shall not mark, drill or in any way DEFACE THE walls, ceilings, partitions, floors or other parts of the Premises and the Building except in connection with reasonable picture hanging and wall decorations.

         D.12 Except with the prior written consent of Landlord, no tenant shall use or engage any person or persons other than the janitor or janitorial contractor of Landlord for the purpose of any cleaning of the Premises.

         D.13 If Tenant desires any electrical or communications wiring, Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without



                                   EXHIBIT "D"

         D.17 TENANT SHALL MAINTAIN IN good condition and repair, reasonable wear and tear excepted, the rugs and drapes (if any) in the Premises and shall arrange for regular spot cleaning and shampooing of carpets and dry cleaning of drapes in a manner acceptable to Landlord.

         D.18 Tenant shall permit the periodic: closing of lanes, driveways and passages for the purpose of preserving Landlord's rights over such lanes, driveways and passages.

         D.19 Landlord and Landlord's employees shall have the right to examine any and all packages or boxes that are removed from the Building by Tenant or by any of Tenant's employees, contractors, agents, licensees or invitees from time to time.

         D.20 Landlord shall have the right to make such other and further reasonable rules and regulations and to alter the same as in its judgment may from time to time be necessary or convenient for the safety, care, cleanliness and appearance of the Premises and the Project and the same shall be observed by the tenants, their employees and servants. Landlord also has the right to suspend or cancel any or all of these rules and regulations.

                                  EXHIBIT "D"
perimeter offices.

         E.2. CONSTRUCTION MATERIALS. Unless otherwise specified in the Plan or Cost Estimate or hereafter agreed in writing by Landlord, all materials and finishes utilized in constructing the tenant improvements shall be Landlord's building standard. Should Landlord submit any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion, Tenant shall respond in writing, as appropriate, within five (5) working days unless a shorter period is provided herein. Tenant shall not unreasonably withhold its approval of any matter. Tenant further agrees that it shall promptly complete and deliver to Landlord any disclosure form regarding hazardous materials that may be required by any governmental agency as a condition to the issuance of the building permit.

         E.3. PLAN REVISION. In the event that Tenant requests in writing a revision in the Plan or in any other plans hereafter approved by Tenant, then provided such change request is acceptable to Landlord, Landlord shall advise Tenant by written change order of any additional cost and/or Tenant Delay (as defined below) such change would cause. Tenant shall approve or disapprove such change order in writing within two (2) business days following its receipt. Tenant's approval of a change order shall not be effective unless accompanied by payment in full of the additional cost, if any, of the tenant improvement work resulting from the change order. It is understood that Landlord shall have no obligation to interrupt or modify the tenant improvement work pending Tenant's approval of a change order. All Tenant Improvement work, including the delivery, storage and removal of materials, shall be scheduled through and shall be subject to the reasonable supervision of Landlord, and shall be performed in accordance with any reasonable conditions or regulations imposed by Landlord including, without limitation, payment on demand of an administrative fee of three percent (3%) of the cost of the work of the Tenant Improvement to Landlord for supervision and administrative costs.

         E.4. TENANT DELAY. Notwithstanding any provision in the Lease to the contrary, if Tenant fails to comply with any of the time periods specified in this Exhibit, requests any changes to the work, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the tenant improvements or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a "Tenant Delay"), then Tenant shall bear any resulting additional construction cost or other expenses and the Commencement Date shall be deemed to have occurred for all purposes including Tenant's obligation to pay rent as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant but for the collective Tenant Delays. In no event, however, shall such date be earlier than the Estimated Commencement Date set forth in the Basic Lease Provisions.

         E.5. TENANT'S AGENTS. Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date of the Lease in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors, subject to Landlord's prior written approval, and in a manner and upon terms and conditions and at times satisfactory to Landlord's representative. The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant's contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property `. damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant's risk. In no event shall the failure of Tenant's contractors to complete any work in the Premises extend the Commencement Date of the Lease beyond the date that Landlord has completed its tenant improvement work and tendered the Premises to Tenant.

         E.6. SUBSTANTIAL COMPLETION AND PUNCH LIST ITEMS. For purposes of this Lease, substantial completion of the Tenant Improvements shall be defined as the date upon which Landlord furnishes to Tenant a certificate certifying that the Tenant Improvements have been substantially completed in accordance with the Tenant's Plans. Within fifteen (15) days after receipt of Landlord's certificate of substantial



                                   EXHIBIT "E"

         E.7 Tenant's Representative

         Tenant hereby designates Todd Hammett, Telephone Number (714) 760-5002

         As its representative, agent and attorney-in-fact for the purpose of receiving notices,

         Approving submittals and issuing requests for changes, and landlord shall be intitled to rely

         Upon authorizations and directives of such person (s) as if given by tenant. Tenant may amend the Designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

applicable to the Extended Term.

         b. Tenant shall deliver to landlord written notice of Tenant's election to exercise its Option to Extend the Term of this Lease no later than six (ti) months prior but no earlier than nine (9) months prior to the date the Term of the Lease would otherwise expire.

         c. All rights of Tenant under the provisions of this Exhibit G shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option to Extend, if at any time during the any covenant, obligation or agreement to be performed by Tenant under this Lease.

         d. In the event Tenant timely exercises the Option to Extend as herein provided, Basic Rent shall be adjusted as of the commencement dote of the Extended Term ("Rent Ad Adjustment Date"), to the then current rate per rentable square foot for new and renewal tenants in unencumbered space, similarly improved and located with a similar term in comparable Class-A office towers in the john Wayne Airport/Newport Beach area (the "Market Rate") as reasonably determined by Landlord. Basic Rent during the Extended Term shall be further adjusted in accordance with the terms and conditions of this Lease. In no event shall the Basic Rent for the Extended Term be less than Basic Rent for the immediately preceding rental period.

         e. The Option to Extend is personal to Tenant and shall automatically terminate upon any assignment, transfer, hypothecation or encumbrance of this Lease by Tenant or upon any sublease of all or a part of the Premises.

         f. As used herein, the term "Special Provisions" shall include any matters interlineated or deleted from the printed text of this Lease, and all provisions of any Exhibits attached to this Lease other than Exhibit "E", which last designated Exhibits shall, however, be in Landlord's then current form.

         G.2. RIGHT OF FIRST OFFER . Continuing

         a. Provided Tenant is not in default under this Lease, Tenant shall have T?.U~:(?)i?~ aright of fast offer (the "First Offer Right") during the initial Term to lease certain space contiguous to the Premises as set forth in Exhibit "B" (the "First Offer Space"), which First Offer Right shall be exercised in accordance with and subject to the terms and conditions set forth below. In the event that Landlord determines that the First Offer Space shall become available for lease, Landlord shall notify Tenant in writing (the "First Offer Notice"). Tenant shall have five (5) business days from the date of delivery of the First Offer Notice within which to negotiate lease terms and deliver to Landlord, Tenant's written commitment to lease the First Offer Space, (the "Expansion Commitment"). If Tenant fails to timely deliver the Expansion Commitment, Landlord shall be free to lease the First Offer Space described in Landlord's notice to any third party. -AND- TANANT'S-IIIRGE-9FFEF -RIGHT-SHALL TERMINATE

         b. If Tenant timely delivers the Expansion Commitment, Landlord shall prepare an appropriate amendment to this Lease which incorporates the terms and conditions which Landlord shall lease the First Offer Space to Tenant consistent with this Section G.2. Tenant shall execute and deliver the amendment to Landlord within ten (10) business days after receipt of the same from Landlord. Should Tenant fail to deliver the amendment to Landlord within said ten (10) business day period, Landlord shall be free to lease the First Offer Space to any third party. c.Landlord shall (ease the First Offer Space to Tenant subject to all of the terms and conditions of this `, Lease, except that (i) the term shall commence on the date Landlord delivers possession of the First Offer Space to Tenant shall continue thereafter for a term which is coterminous with the Term of this Lease, (ii) the Basic Rent for the First Offer Space shall be the Market Rate described in G.1, and (iii) such First Offer Space shall be delivered to Tenant in "as is" condition.


         d. Tenant's rights under this Section G.2 are personal to Tenant and such rights may not be assigned or transferred. Any attempt to assign or transfer Tenant's rights under this Section G.2 shall be void and of no force or effect. The rights granted to Tenant under this Section G.2 are subject and subordinate to any prior expansion, extension, renewal or similar rights previously granted by Landlord concerning any of the First Offer Space or any agreement by Landlord and any tenant occupying the subject space from time to time. Time is of the essence in connection with the exercise by Tenant of the First Offer Right and the approval a1-ail u&.tuUX, 4uNl I .,,;v,,%~r3c..: . Monument Sign. Tenant's rights under this Section G.3 are personal to Tenant and cannot be assigned or transferred Tenant must occupy a minimum of 10,000 rentable square feet in the Building to retain its rights under this Section G.3 to place Tenant's Monument Sign on the Monument. Landlord and Tenant acknowledge and agree that the only name approved to be placed on Tenant's Monument Sign is "Island Pacific Systems" and no other name shall be placed on Tenant's Monument Sign.

                                  EXHIBIT " "

                       AMENDMENT NO. 2 TO LEASE AGREEMENT


         This Amendment No. 2 to Lease Agreement (this "Amendment No. 2") is made as of the 30" day of December, 1999 by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation ("Landlord") and ISLAND PACIFIC SYSTEMS CORPORATION, a California corporation ("Tenant"). This Amendment No. 2 amends and modifies the terms and conditions of that certain Lease dated March 29, 1995 by and between Landlord and Tenant, as amended by that certain Amendment No. I to Lease Agreement dated January 31, 1998 (as so amended, the "Original Lease"). The Original Lease, as hereby amended, is referred to herein as the "Lease." Capitalized terms which are not otherwise defined in this Amendment No. 2 shall have the meanings ascribed to such terms in the Original Lease.


                                    RECITALS

         A. Tenant and Landlord entered into the Original Lease, which sets forth the terms and conditions relating to Tenant's occupancy of certain office space located in Suite 1200 (the "Original Premises") and Suite 1220 ("Additional Premises") of the twelfth (12th) floor of the Building at 19800 MacArthur Boulevard, Irvine, California. The Additional Premises and the Original Premises are hereinafter collectively referred to as the Premises.

         B. Landlord and Tenant desire to (i) expand the Premises to include an additional five thousand two hundred eighty-seven (5,287) rentable square feet designated as Suite 950 on the ninth (9th) floor of the Building (the "Second Additional Premises"), (ii) adjust the Base Rent and (iii) set forth certain other matters of agreement between Landlord and Tenant.

                                    AGREEMENT

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Basic Lease Provisions.

                   (a) As of the Effective Date (as defined in Paragraph 3 of this Amendment No. 2), Items 2.1, 2.2, 2.5, 2.6, 2.7 and 2.12 of
          Section 2 of the Original Lease are hereby deleted and replaced in their entirety as follows:

         "2.1. The Premises: The "Premises" shall consist of the following suites:

             Original Premises                 Rentable Square Feet
                Suite 1200                            18,510
            Additional Premises                Rentable Square Feet
                Suite 1220                             2,724
                  Second
            Additional Premises                Rentable Square Feet
                 Suite 950                             5,287

 The Original Premises are outlined on the diagram attached as Exhibit "B" to the Lease, the Additional Premises are outlined on the diagram attached as Exhibit "B-1" to Amendment No. 1 to the Lease, and the Second Additional Premises are outlined on the diagram attached as Exhibit "B-2" to the Second Amendment to the Lease."

         "2.2 Term: Ten (10) years, commencing on July 1, 1995, and expiring on June 30, 2005."

         "2.5 Monthly Rental Installments:

          (a)      Suite 1200:

------------------------ ------------------- ---------------------- --------------------------
                                             Rate Per
Months                   Rentable            Month Per              Total Monthly
of Term                  Square Feet*        Square Foot            Rental Installment
------------------------ ------------------- ---------------------- --------------------------
1-60                     18,510              $1.63                  $30,171.30
------------------------ ------------------- ---------------------- --------------------------
61-120                   18,510              $1.88                  $34,798.80
------------------------ ------------------- ---------------------- --------------------------

         (b) Suite 1220:

------------------------ ------------------ ---------------------- ---------------------------
                                            Rate Per
Months                   Rentable           Month Per              Total Monthly
of Term                  Square Feet*       Square Foot            Rental Installment
------------------------ ------------------ ---------------------- ---------------------------
Effective Date           2,724              $2.50                  $6,810.00
(Amend. No. 1)
- 6/30/2003
------------------------ ------------------ ---------------------- ---------------------------
7/1/2003 -               2,724              $2.75                  $7,491.00
6/30/2005
------------------------ ------------------ ---------------------- ---------------------------

                                        2

         (c) Suite 950:

*Rentable Square Footage shall be determined by establishing the Useable Square Footage of the Premises in accordance with the Method for Measuring Floor Area in Office buildings, ANSI a65.1-1980 and then multiplying the Useable Square Footage by a "load factor" of 1.134. The Rentable Square Footage shall be subject to adjustment for final field measurements or corrected area computations as may be established by Landlord's Space Planner, and the Total Monthly Rental Installments shall be adjusted accordingly."

         "2.6 Tenant's Proportionate Share (Section 5.1):

                  (a) Suite 1200: 18,510 rentable square feet divided by 286,130 feet.

                  (b) Suite 1220: 2.724 square feet divided by 286,130 square feet.

                  (c) Suite 950: 5,287 square feet divided by 286,130 square feet."

                  "2.7 Base Year (Section 5.1).

                   (a)      Suite 1200 Base Year: 1995
                   (b)      Suite 1220 Base Year: 1998
                   (c)      Suite 950 Base Year: 2000"

                  "2.12 (a) Parking Spaces Article 8): 133 unreserved spaces. 5 reserved spaces.

                   (b) Notwithstanding anything to the contrary contained herein, effective July 1, 1995 through June 30, 2000, Landlord shall abate Thirty and 00/100 Dollars ($30.00) per stall per month for seventy-five (75) of Tenant's unreserved parking spaces, as set forth in Section 2.12(a) above and effective July 1, 2000 through June 30, 2005, Landlord shall abate Twenty-Five and no/ 100



------------------------ ------------------ ---------------------- ---------------------------
                                            Rate Per
Months                   Rentable           Month Per                    Total Monthly
of Term                  Square Feet*       Square Foot            Rental Installment
------------------------ ------------------ ---------------------- ---------------------------
Effective Date           5,287              $2.65                          $14,010.55
(Amend. No. 2)
- 7/31/2002
------------------------ ------------------ ---------------------- ---------------------------
8/1/2002 -               5,287              $2.75                          $14,539.25
6/30/2005
------------------------ ------------------ ---------------------- ---------------------------


Dollars ($25.00) per stall per month for seventy-five (75) of Tenant's unreserved parking spaces as set forth in Section 2.12(a) above, provided Tenant is not in default pursuant to Section 14.1 below ("Monetary Default"). In the event that Tenant at any time is in Monetary Default under the terms and conditions of this Lease, such unreserved parking rent abatement shall cease for
(i) the duration of the Monetary Default or (ii) one (1) month, whichever is greater and Tenant shall pay monthly rent for each unreserved parking space in the amount set forth in Section 2.13 above.

         (c) Notwithstanding anything to the contrary contained herein commencing as of the Effective Date through June 30, 2003, Landlord shall charge Tenant Fifty and 00/100 Dollars ($50.00) per stall per month for a maximum of forty (40) of Tenant's unreserved parking spaces, as set forth in Section 2.12(a) above.

         (d) Notwithstanding anything to the contrary contained herein, effective July 1, 1995 through June 30, 2005, Landlord shall abate Seventy-Five and 00/100 Dollars ($75.00) per stall per month for Tenant's reserved parking spaces, as set forth in Section 2.12(a) above, provided Tenant is not in a Monetary Default under any of the terms and conditions of this Lease. In the event that Tenant at any time is in Monetary Default under the terms and conditions of this Lease, such reserved parking rent abatement shall cease for
(i) the duration of the Monetary Default or (ii) one (1) month, whichever is greater and Tenant shall pay monthly rent for each reserved parking space in the amount set forth in Section 2.13 above."

2. Suite 950 Tenant Improvements:

         (a). Scope of Work. Landlord shall cause its contractor to construct the tenant improvements for the Premises as shown in the space plan PP-1 (the "Plan") prepared by Zilly Interior Planning & Design dated December 27, 1999.

         (b). Construction Materials. Unless otherwise specified in the Plan or Cost Estimate or hereafter agreed in writing by Landlord, all materials and finishes utilized in constructing the tenant improvements shall be Landlord's building standard. Should Landlord submit any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion, Tenant shall respond in writing, as appropriate, within five (5) working days unless a shorter period is provided herein. Tenant shall not unreasonably withhold its approval of any matter. Tenant further agrees that it shall promptly complete and deliver to Landlord any disclosure form regarding hazardous materials that may be required by any governmental agency as a condition to the issuance of the building permit.

         (c). Plan Revision. In the event that Tenant requests in writing a revision in the plan or in any other plans hereafter approved by Tenant, then provided such change request is acceptable to Landlord, Landlord shall advise Tenant by WRITTEN CHANGE ORDER of any additional cost and/or Tenant Delay (as defined below) such change WOULD CAUSE.

Tenant shall approve or disapprove such change order in writing within two (2) days following its receipt. Tenant's approval of a change order shall not be effective unless accompanied by payment in full of the additional cost, if any, of the tenant improvement work resulting from the change order. It is understood that Landlord shall have no obligation to interrupt or modify the tenant improvement work pending Tenant's approval of a change order. All Tenant Improvement work, including the delivery, storage and removal of materials, shall be scheduled through and shall be subject to the reasonable supervision of Landlord, and shall be performed in accordance with any reasonable conditions or regulations imposed by Landlord including, without limitation, payment on demand of an administrative fee of five percent (5%) of the cost of the work of the Tenant Improvement to Landlord for supervision and administrative costs.

         (d). Tenant Delay. Notwithstanding any provision in the Lease to the contrary, if Tenant fails to comply with any of the time periods specified in this Exhibit, requests any changes to the work, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the tenant improvements or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a "Tenant Delay"), then Tenant shall bear any resulting additional construction cost or other expenses and the Commencement Date shall be deemed to have occurred for all purposes including Tenant's obligation to pay rent as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant but for the collective Tenant Delays. In no event; however, shall such date be earlier than the Estimated commencement Date set forth in the Basic Lease Provisions.

         (e). Tenant's Agent. Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date of the Lease in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors, subject to Landlord's prior written approval, and in a manner and upon terms and conditions and at times satisfactory to Landlord's representative. The foregoing license to enter the Premises prior to the Commencement Date is; however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall' cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to tenant.

i. That license is further conditioned upon the compliance by Tenant's contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at TENANT'S risk. In no event shall the failure of Tenant's contractors to complete any work in the Premises extend the Commencement Date of the Lease beyond the date that LANDLORD HAS COMPLETED its tenant improvement work and tendered the Premises to Tenant.

         (f). Substantial Completion and Punch List Items. For purposes of this Lease, substantial completion of the Tenant Improvements shall be defined as the date upon which Landlord furnishes to Tenant a certificate certifying that the Tenant Improvements have been substantially completed in accordance with the Tenant's Plans. Within fifteen (15) days after receipt of Landlord's certificate of substantial completion, Tenant shall deliver to Landlord a written punch list ("Punch List") setting forth the additional corrective work to the Tenant Improvements which Tenant believes is required to be performed pursuant to the Tenant's Plans. If no such Punch List is provided by Tenant within said fifteen
(15) day period, Tenant shall be deemed to have accepted the Premises in their entirety and Landlord shall have no further obligation with respect to completion of the Premises or the Tenant Improvements, In any event, following Landlord's certification that all items listed on the Punch List which are required to be completed, as determined by Landlord's Space Planner, hereunder and under the Tenant's Plans have been completed or otherwise satisfied, Landlord shall have no further obligation with respect to completion of the Premises or the Tenant Improvements.

         (g). Tenant's Representative. Tenant hereby designates Todd Hammett, Telephone Number (949) 476-2212, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

         3. Effective Date. The Effective Date of this Amendment No. 2 shall be the date that the Second Additional Premises is delivered to Tenant by Landlord for occupancy.

         4. Brokers. Tenant represents and warrants to Landlord that it has not had dealings with any broker or finder in connection with this Amendment No. 2, and that Tenant knows of no other person who is or may claim to be entitled to a commission, finder's fee or other like payment in connection herewith and Tenant shall indemnify, defend by counsel approved by Landlord and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, damages or expenses (including reasonable attorneys' fees and costs) that Landlord may incur should such representation and warranty be incorrect.'

         5. Effect of Amendments. Landlord and Tenant acknowledge that the Original Lease, as amended by this Amendment No. 2, remains in full force and effect in accordance with its terms.

         6. Entire Agreement. The Original Lease, as modified herein, constitutes the entire understanding between Landlord and Tenant, and can be changed only by a writing executed by Landlord and Tenant.

         7. Counterparts. If this Amendment No. 2 is executed in counterparts, each is hereby declared to be an original; however, shall constitute but one and the same agreement.

         8. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment No. 2 for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment No. 2 on behalf of the corporation or partnership and that this Amendment No. 2 is binding upon the corporation or partnership in accordance with its terms.

         9. Attorneys' Fees. The provisions of the Original Lease respecting payment of attorneys' fees shall also apply to this Amendment No. 2.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 as of the date first written above.

 "LANDLORD"                                   "TENANT"

THE EQUITABLE LIFE ASSURANCE                 ISLAND PACIFIC SYSTEMS
SOCIETY OF THE UNITED STATES, a              CORPORATION, a California
New York corporation                         corporation

By: /s/ Gene W. Fuller                       By:
--------------------------                   -----------------------------
Gene W. Fuller                               Todd Hammett
Investment Officer                           Chief Financial Officer

                                  EXHIBIT "B-2"
                              Diagram of Suite 950


Floor Plan                                                           NINTH FLOOR